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                                                                   EXHIBIT 10.49


                                                                  OAK CREEK PARK





                             SINGLE TENANT NET LEASE

                                      WITH

                               MAXTOR CORPORATION




           BUILDING: 510 and 530 Cottonwood Drive, Milpitas, California

           DATED:    February 23, 1998




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                             SINGLE TENANT NET LEASE


           THIS LEASE ("Lease") is made and entered into as of the 23rd day of February, 1998, by and between MILPITAS OAK CREEK DELAWARE, INC. ("Landlord"), a Delaware corporation, MAXTOR CORPORATION ("Tenant"), a Delaware corporation.

                                   WITNESSETH:

                          ARTICLE 1: BASIC PROVISIONS

        This Article contains the basic lease provisions between Landlord and Tenant.

A.      PREMISES:                  That certain parcel of real property
                                   comprising approximately 13.43 acres and having a common address of 510 and 530
                                   Cottonwood Drive, Milpitas, California, more particularly described on Exhibit A hereto, together with the building thereon (the
                                   "Building") containing approximately 180,086 rentable square feet, as further described in
                                   Article 2.

B.      COMMENCEMENT DATE:         April 1, 1998, subject to Article 2.

C.      EXPIRATION DATE:           March 31, 2002, subject to Article 2.

D.      BASE RENT:

               Period                          Monthly Base Rent
               ------                          -----------------

        04/01/98 to 03/31/00                      $270,130.00
        04/01/00 to 03/31/02                      $288,140.00

E.      OTHER CHARGES:             Tenant shall make the payments for Landlord's
                                   Management Fee, Taxes and Insurance required under Articles 3, 4, and 5.

F.      UTILITIES/REPAIRS:

                                   Tenant shall be responsible for utilities and repairs as required under Articles 6 and 8.

G.      PERMITTED USE:             General office and administration, research
                                   and development of computer components,
                                   storage, so-called "pilot" or "prototype"
                                   manufacturing in connection with such
                                   research and development, sales (other than
                                   at retail and open to the general public) and
                                   other related lawful uses approved by
                                   Landlord in advance in writing, subject to
                                   the other provisions of this Lease, and no
                                   other purpose whatsoever. The foregoing uses
                                   shall be consistent with those being
                                   conducted by Tenant at the Premises as of the
                                   date hereof.
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H.      LETTER OF CREDIT:          $500,000.00, as further described in Article
                                   16.

I.      BROKER(S):                 Colliers Parrish International, Inc., who
                                   shall be paid by Landlord as further
                                   described in Article 26.

J.      GUARANTOR(S):              Hyundai Electronics America, a California
                                   corporation

K.      RIDERS/EXHIBITS:           This Lease includes Guaranty Exhibit A
                                   (Premises), Exhibit B (Hazardous Materials
                                   Questionnaire), Exhibit C (Form of Letter of
                                   Credit), Exhibit D (Landlord's Work), Exhibit
                                   E (Form of Premises Condition Memorandum) and
                                   Rider One (Rules), all of which are
                                   incorporated herein as if fully set forth.

L.      LANDLORD'S NOTICE ADDRESS (SUBJECT TO ARTICLE 25):

                                   c/o (3SIC Realty Corporation
                                   255 Shoreline Road, Suite 600
                                   Redwood City, California 94065
                                   Attention: Investment Manager
                                   Telephone: 650-593-3100
                                   Fax: 650-802-1212

                                   With Copy To:

                                   c/o Tower Realty Management Corporation
                                   255 Shoreline Road, Suite 600
                                   Redwood City, California 94065
                                   Attention: Asset Manager
                                   Telephone: 650-593-3100
                                   Fax: 650-802-1212

M.      TENANT'S NOTICE ADDRESS (SUBJECT TO ARTICLE 25):

                                   Maxtor Corporation
                                   2190 Miller Drive
                                   Longmont, Colorado 80501-6744
                                   Attention: Director of Facilities and of
                                    Safety
                                   Telephone: 303/678-2226
                                   Fax: 303/678-2066

N.      RENT PAYMENTS:             Rent shall be paid to "Milpitas Oak Creek
                                   Delaware, Inc." c/o GSIC Realty Corporation,
                                   Department No. 1571, P.O. Box 61000, San
                                   Francisco, CA 94161-1571, or such other
                                   parties and addresses as to which Landlord shall provide advance notice.


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The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 31 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

                          ARTICLE 2: PREMISES AND TERM

        A. PREMISES: CC&RS AND OTHER MATTERS. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, subject to any existing or future encumbrances, easements, conditions, covenants and restrictions ("CC&Rs"), rights-of-way, any other matters of record, and such matters as may be disclosed by inspection or survey, and subject to the provisions herein contained.

        B. TERM. The term ("Term") of this Lease shall commence on the Commencement Date and end on the Expiration Date, unless sooner terminated as provided herein.

        C. DELIVERY OF POSSESSION AND RELATED MATTERS. The parties acknowledge and agree as follows:

                (i) Tenant is currently in possession and occupying a portion of the Premises ("Tenant's Current Sublease Space") as a subtenant of an existing tenant whose lease ("Existing Lease") is scheduled to expire on March 31, 1998.

                (ii) Another party ("Other Subtenant") is currently in possession and occupying a portion of the Premises ("Other Subtenant's Sublease Space") as a subtenant under the Existing Lease.

                (iii) If the Existing Lease is terminated earlier than March
31, 1998, this Lease shall thereupon automatically commence and become effective for an additional preliminary term ("Preliminary Term") from such date through the Commencement Date on the same terms and conditions that would apply under this Lease on the Commencement Date, subject to the other provisions hereof.

                (iv) With respect to the Other Tenant's Sublease Space only, Rent with respect thereto shall be abated to the extent of any delays of Landlord in delivering possession thereof due to holding over by the Existing Tenant or Other Subtenant, prorated on a per square foot basis, as determined in Landlord's sole good faith discretion, and as Tenant's sole remedy for such delay. In the event of such holding over, Landlord agrees to promptly take reasonable steps to enforce its available remedies pursuant to the Existing Lease and in accordance with applicable Laws.

                (v) If the Existing Tenant terminates Tenant's sublease of Tenant's Current Sublease Space for default, Landlord shall have the option to terminate this Lease by written notice to Tenant within thirty (30) days after Landlord receives written notice of such event; Tenant agrees to notify Landlord of such event within ten (10) days after such event occurs.


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             ARTICLE 3: PAYMENT OF BASE RENT, BASE RENT INCREASES,
                                AND OTHER CHARGES

        A. BASE RENT. Tenant shall pay Landlord the monthly Base Rent set forth in Article 1 in advance on or before the first day of each calendar month during the Term, except that Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due when Tenant executes this Lease.

        B. NET LEASE AND MANAGEMENT FEE. The parties intend that Landlord shall receive the Base Rent free and clear of any and all costs and charges of any kind or description relating to the Premises, including, but not limited to, Taxes (as defined in Article 4), Insurance (as defined in Article 5), maintenance and repair costs, construction and alteration costs, and any other charges, costs, liens or expenses, of any nature whatsoever in connection with the ownership and operation of the Premises that arise during the Term hereof, whether or not contemplated under any provisions of this Lease, and that Tenant shall pay all of the same when required, except as expressly provided to the contrary herein. In addition to the Base and all other payments required hereunder, Tenant shall also pay a management fee to Landlord in the amount of two percent (2%) of the Base Rent, with each payment of Base Rent, together with any taxes thereon.

        C. ACTUAL AND ESTIMATED TAXES AND INSURANCE. Tenant shall pay Landlord the Taxes and Insurance charges required under Articles 4 and 5 of this Lease. Landlord may reasonably estimate the amounts Tenant will be required to pay for such items from time to time in advance of, or during, each year. In such case:
(i) Tenant shall pay the estimated amounts on a monthly basis on or before the first day of each calendar month, together with Tenant's payment of Base Rent (and shall pay the estimated amounts for the first full and any partial calendar when Tenant executes this Lease if Landlord so requires), (ii) within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement showing the actual amounts for such year,
(iii) if Tenant's estimated payments exceed the actual amounts, Landlord shall provide a credit or refund the difference, (iv) if the actual amounts exceed Tenant's estimated payments, Tenant shall pay the difference to Landlord together with Tenant's next payment of Base Rent, and (v) if Landlord also adjusts the estimated amounts for the current year, Tenant shall also pay any additional amount required for the portion of the year that has elapsed, and shall thereafter pay based on the new estimated amounts until the same are further revised.

        D. PRORATIONS. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per them basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per them basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes and Insurance for such first or final calendar years shall be prorated on a per them basis to reflect the portion of such years



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included in the Term. Taxes based on a fiscal year other than a calendar year shall be subject to the provisions of Article 4.

        E. PAYMENTS AFTER LEASE TERM ENDS. Tenant's obligations to pay Taxes, Insurance or any other amounts accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination. Landlord may reasonably estimate all or any of such obligations within a reasonable time before, or anytime after, such expiration or termination. Tenant shall pay the full amount of such estimate, and any additional amount due after the actual amounts are determined, in each case within ten (10) days after Landlord sends a statement therefor. If the actual amount is less than the amount Tenant pays as an estimate, Landlord shall refund the difference within thirty (30) days after such determination is made.

        F. GENERAL PAYMENT MATTERS. Base Rent, Taxes, Insurance, and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease or other agreement entered in connection herewith, are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of rent shall be applicable thereto. Rent shall be paid in good funds and legal tender of the United States of America. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws. Rent obligations hereunder are independent covenants. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations hereunder. In no event shall a decrease in Taxes or Insurance ever decrease the monthly Base Rent or give rise to a credit in favor of Tenant. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.


                                ARTICLE 4: TAXES

        A. TAX PAYMENTS. Tenant shall pay all Taxes applicable to the Premises during the Term. Tenant shall make all Tax payments under this Article to Landlord within ten (10) days after notice that such Taxes are payable; provided, Landlord may require that Tenant pay estimated Taxes in advance on a monthly basis as further described in Article 3.

        B. TAX YEARS AND TAXES PAID IN INSTALLMENTS. Landlord shall include in Taxes each year hereunder: (i) in general, the amounts levied, assessed or imposed for such year, whether paid or payable in another year, (ii) for personal property taxes, the amounts paid during such year, and (iii) for Taxes paid in installments over more than one year, the amounts paid each year, and any interest thereon. If any taxing authority uses a fiscal year other than a calendar year, Landlord may elect from time to time, consistent with sound accounting and management practices, to require payments by Tenant based on: (a) amounts paid or payable during each calendar year without regard to such fiscal years, (b) amounts paid or payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such calendar year included in each fiscal tax year, or (c) amounts paid or payable for or


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during each fiscal tax year (subject to proration on a per them basis for partial fiscal years included in the Term).

        C. TAX REFUNDS, PROTEST COSTS, AND ADJUSTMENTS FOR PRIOR YEARS. Landlord shall provide a credit or refund to Tenant for Tenant's share of any Tax refunds relating to periods for which Tenant has paid such Taxes hereunder. Tenant shall pay Tenant's share of any additional Taxes involving an adjustment to Taxes for a prior year during the Term, due to error by the taxing authority, supplemental assessment, or other reason, whether or not the Term has theretofore expired. Landlord may include in Taxes, or subtract from any refunds hereunder, any fees for attorneys, consultants and experts, and other costs in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful.

        D. TENANT'S PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, systems and equipment located in or exclusively serving the Premises, and any Work to the Premises under Article 9 or other provisions of this Lease or related documentation. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within ten (10) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant's property.

        E. RENT AND OTHER TAXES. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith.

        F. TAXES DEFINED. "Taxes," for purposes hereof, shall include all amounts for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Premises, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, interest on special assessments paid in installments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, taxes based upon the receipt of rent including gross receipts or sales taxes applicable to the receipt of rent or service or value added taxes, personal property taxes, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes attributable to the Premises shall be included within the term "Taxes," except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Premises. Tenant

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shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Premises (whether based on a sale, change in ownership or refinancing of the Premises or otherwise), increase in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. If Taxes are reduced by, or credited with, any abatement or exemption issued by a taxing authority to help finance or reimburse Landlord for costs incurred to comply with Laws or otherwise, Taxes hereunder shall be computed without regard to such abatement or exemption (Tenant hereby acknowledging that Landlord, having incurred such costs, is solely entitled to such abatement or exemption). Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Premises).

        G. PROPOSITION 13. Landlord and Tenant acknowledge that Proposition 13 was adopted by the voters of the State of California in 1978 to limit increases in real estate taxes by limiting reassessments to events such as changes in ownership. The parties hereby confirm and agree that "Taxes" for purposes of this Lease shall include, without limitation, increases in real estate taxes resulting from reassessments based on changes in ownership of the Premises (as "change in ownership" is defined in California Revenue and Taxation Code Sections 60 through 62), as well as taxes, assessments, fees, levies and charges that may be imposed by governmental bodies for services, including, but not limited to, fire protection, street, sidewalk and road maintenance, refuse removal and other governmental services because of the limitation on increases in real estate taxes under Proposition 13.



                              ARTICLE 5: INSURANCE

        A. TENANT'S INSURANCE. Tenant shall maintain at its expense during the Term with respect to the Premises and Tenant's use thereof:

                (i) Worker's Compensation Insurance in the amounts required by statute, and Employer Liability Insurance in at least the following amounts: (a) Bodily Injury by Accident $500,000 per accident, (b) Bodily Injury by Disease - $500,000 per employee, and (c) Aggregate Limit - $1,000,000 per policy year.

                (ii) Property Damage Insurance for the protection of Tenant and Landlord, as their interests may appear, covering any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease, Tenant's personal property, business records, fixtures and equipment, and other insurable risks in amounts not less than the full insurable replacement cost of such property and full insurable value of such other interests of Tenant, with coverage at least as broad as the most recent editions published by Insurance Services Office, Inc. or any successor organization ("ISO"), of: (a) Building and Personal Property Coverage Form (CPOO10), (b)) Business Income Coverage Form (CPOO30), covering at least one year of

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Rent payable under this Lease, (c) Boiler and Machinery Coverage Form (BM0025),
(d) Causes of Special Loss Form (CP1030), and (e) Sprinkler Leakage - Earthquake Extension (CP1039). Landlord acknowledges that in connection with the coverage described in the foregoing clause (e), Tenant maintains a sub-limit of $5,000,000.

                (iii) Commercial General Liability Insurance ("CGL") at least as broad as the most recent ISO edition of Commercial General Liability Coverage Form (CGO001) with limits of at least the following amounts: (a) Death or Bodily Injury - $2,000,000, (b) Property Damage or Destruction (including loss of use thereof) - $1,000,000, (c) Products/Completed Operations $1,000,000, (d) Personal or Advertising injury - $1,000,000, (e) Each Occurrence Limit $2,000,000, and (f) General Aggregate Limit - $3,000,000 per policy year. Such policy shall include endorsements: (1) for contractual liability covering Tenant's indemnity obligations under this Lease (to the extent such coverages are afforded under the CGL policy described herein)., and (2) adding Landlord, Landlord's management company (currently, Tower Realty Management Corporation), and other parties designated by Landlord, as Additional Insureds, on a form at least as broad as the most recent edition of Additional Insured - Manager or Lessor of Premises Endorsement Form (CG2011) published by ISO.

                (iv) Environmental Impact Liability Insurance ("EIL") in the amount of at least $2,000,000 per claim (and which shall apply to claims made during the Term and for a period of at least 18 months thereafter). Notwithstanding the foregoing, Tenant shall not be obligated to maintain the coverage described in this clause (iv) so long as Tenant's use of the Premises is consistent with that described in Article 1 hereof.

        B. CERTIFICATES, SUBROGATION AND OTHER MATTERS. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant's entry to the Premises for construction of improvements or any other purpose (whichever first occurs). Such certificates shall: (i) be on ACORD Form 27 or such other form approved or required by Landlord, (ii) state that such insurance coverage may not be changed, canceled or non-renewed without at least thirty (30) days' prior written notice to Landlord, and (iii) include, as attachments, true and correct photocopies of the Additional Insured endorsements to Tenant's CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as expressly provided to the contrary herein, coverage hereunder shall apply to events occurring during the policy year regardless of when a claim is made. Landlord may periodically require that Tenant reasonably increase or expand the aforementioned coverage. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant's insurance policies shall be primary to all policies of Landlord and any other Additional Insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State in which the Premises is located, and shall have a general policy holder's rating of at least A and a financial rating of at least X in the then current edition of Best's Insurance Reports. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that

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said waiver of subrogation shall not affect the right of the insured to recover thereunder. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant, and Tenant agrees to carry such additional coverage as may be necessary or appropriate.

        C. WAIVER OF CLAIMS. Except for claims arising from Landlord's intentional misconduct or grossly negligent acts which are not covered or required to be covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming by or through Tenant resulting from: (i) any occurrence in or upon the Premises, (ii) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (iii) wind, rain, snow, ice, flooding (including flooding of basements and other subsurface areas), freezing, fire, explosion, earthquake, excessive heat or cold, dampness, fire or other casualty,
(iv) the Premises, systems and equipment being defective, out of repair, or failing, and (v) vandalism, malicious mischief, theft, misappropriation or other acts or omissions of any parties including Tenant's employees, agents, employees, invitees and contractors (and Tenant shall give Landlord immediate notice of any such occurrences). To the extent that Tenant is required to or does carry insurance hereunder, Tenant agrees that Tenant's property loss risks shall be borne by such insurance, and Tenant agrees to seek recovery only from its insurance carriers in the event of such losses; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. This provision is in addition to, and not in limitation of, other provisions of this Lease limiting Landlord's liability.

        D. LANDLORD'S INSURANCE; TENANT'S PAYMENTS. Landlord shall maintain the following insurance ("Landlord's Insurance") respecting the Premises. Landlord's Insurance shall include commercial general liability insurance for personal and bodily injury, death and property damage, with limits of at least $1,000,000 per occurrence. Landlord's Insurance shall further include insurance against direct physical loss on the Building and Premises (which shall include earthquake, flood and boiler/machinery coverage) at limits equal to replacement cost and rent lost coverage equal to at least one (1) year's Rent and Additional Rent. Tenant shall pay Landlord for the costs of Landlord's Insurance which Landlord shall pay during any calendar year or any portion thereof which occurs during the Term (subject to proration for partial initial or final years as provided in Article 3). Tenant shall make all payments under this Article within ten (10) days after notice that the same are payable and the amount of Tenant's share thereof; provided, that Landlord may require that Tenant make estimated insurance payments in advance on a monthly basis as further described in Article
3. Landlord shall provide Tenant with certificates evidencing the Landlord's Insurance coverage required hereunder within thirty (30) days of the signing of this Lease. Such certificates shall: (i) be on ACORD Form 27, and (ii) state that such coverage may not be changed (as it relates specifically to the Premises and the Building), canceled or nonrenewed without at least thirty (30) days' prior written notice to Tenant. Landlord shall provide renewal certificates to Tenant within ten (10) days of renewal of such policies. All insurance required hereunder shall be provided by insurers licensed in the State of California and shall have a general policy holder's rating of at least A and a financial rating of at least X in the current edition of Best's Insurance Reports.

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                       ARTICLE 6: UTILITIES AND SERVICES

        A. TENANT TO OBTAIN UTILITIES AND SERVICES. Tenant shall obtain in Tenant's own name, and pay the utility company or other provider directly for, all utilities and services furnished to or for the Premises, including without limitation, electricity, gas, water, sewer, steam, fire protection, telephone and other communication services, heating, ventilating and air-conditioning ("HVAC"), fire and burglar alarm monitoring and other such services, pest and rodent control, janitorial, cleaning and trash collection, including all connection, disconnection and maintenance charges, deposits, taxes or fees therefor.

        B. INSTALLATION, CONNECTION AND USE OF UTILITY EQUIPMENT. Tenant shall install and connect call equipment and lines required to supply such utilities to the extent not already available at or serving the Premises, or at Landlord's option shall repair, after or replace any such existing items. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition, as further provided in Article 8. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or c Connection of any utility equipment and lines; shall be subject to the requirements for Work to the Premises set forth in Article 9. Tenant shall ensure that all HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation. Tenant shall at all times keep the Premises sufficiently heated to avoid freezing of pipes.

        C. INTERRUPTIONS. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utilities or services and Tenant shall not be entitled to terminate this Lease or abate any portion of the Rent due under this Lease as a result of such failure or interruption. Notwithstanding the foregoing to the contrary, if: (a) any utilities shall fail or be interrupted as a result of Landlord's gross negligence (and not caused by Tenant or its employees, agents or contractors), and Tenant is unable to and does not use, the Premises as a result of such failure or interruption , and (b) Tenant shall have given written notice respecting such failure or interruption to Landlord, and Landlord shall have failed to cure such failure or interruption within ten (10) consecutive business days after receiving such notice, or such additional time as may be required due to acts of God, force majeure, casualty damage, strikes, shortages of labor or materials, or other causes beyond Landlord's reasonable control, Rent hereunder shall thereafter be abated until such time as such utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, contractors, invitees or agents, delay Landlord in restoring the utilities, Landlord shall have additional time to complete the restoration equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay. Such abatement of Rent shall be Tenant's sole recourse in the event of a failure or interruption of utilities.



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

                ARTICLE 7: USE, COMPLIANCE WITH LAWS, AND RULES

        A. USE OF PREMISES. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions hereof and of this Lease.

        B. LAWS AND OTHER REQUIREMENTS. Tenant shall not use or permit within the Premises anything that will: (i) violate the requirements of Landlord's insurers (of which Landlord has notified Tenant in writing), the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord's policies, impair the insurability of the Premises, or increase Landlord's premiums (any such increase shall be paid by Tenant without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders (of which Landlord has notified Tenant in writing), the certificates of occupancy issued for the Premises, or any other requirements, covenants, conditions or restrictions of record or of which Tenant has otherwise been notified affecting the Premises at any time. Tenant shall comply with all Laws relating to the Premises and Tenant's use of the Premises, including Laws governing Hazardous Materials as described in Article 29, and the Disabilities Acts as described in Article 30. Tenant's obligations to comply with Laws shall include, without limitation: (a) obtaining and maintaining all permits, licenses, certificates and approvals (including any fire department approvals) to conduct its business in the Premises, or any necessary waivers or variances, without thereby subjecting Landlord, the Premises or other parties to any costs, requirements, liabilities or restrictions, (b) any work to or for the Premises (or any systems or equipment exclusively serving the Premises, including any freon retrofitting work for such exclusive systems and equipment) required by Laws, and (c) any work outside the Premises (if Landlord permits such work) required by Laws based on Tenant's use of, work within, or systems or equipment exclusively serving, the Premises, whether any such work is deemed structural, involves a capital expenditure or results in a benefit extending beyond the Term. Any work hereunder shall be deemed "Work" subject to Article 9.

        C. RULES. Tenant shall comply with the Rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right, by notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Premises, or the promotion of safety, care, efficiency, cleanliness or good order therein. Nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other party, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.



                       ARTICLE 8: MAINTENANCE AND REPAIRS

        A. INITIAL CONDITION OF PREMISES. Tenant has inspected the Premises (and all systems, equipment, fixtures, improvements and facilities therein), has determined that the same is satisfactory, and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as may be expressly provided in this Lease. Notwithstanding the foregoing, Landlord agrees to perform or cause to be performed in the Premises, other than in Tenant's Current Sublease Space, the repairs and improvements ("Landlord's Work") described in Exhibit D attached hereto and made a part hereof, at Landlord's sole cost and expense. Landlord shall endeavor to complete Landlord's Work on or before the Commencement Date or within sixty (60) days thereafter. Tenant shall execute a confirmation in the form of the Premises Condition Memorandum attached hereto as Exhibit E, within fifteen (15) days after requested by Landlord from time to time, to confirm the satisfactory completion by Landlord of Landlord's Work (or, in the event completion of Landlord's Work occurs at varying times, such items thereof as may be completed from time to time). In the event Tenant shall fail to execute the Premises Condition Memorandum within said fifteen (15) day period, or within said time period advise Landlord in writing of Tenant's objections thereto, Tenant's failure to so execute shall be deemed Tenant's acceptance, as true, of the statements set forth in said Premises Condition Memorandum.

        B. TENANT MAINTENANCE AND REPAIRS. Tenant shall keep the Premises in good working order, repair and condition (which condition shall also be clean, sanitary, sightly and free of pests and rodents). Tenant's obligations hereunder shall include but not be limited to: (i) all plumbing fixtures, equipment and systems, including sinks, toilets, faucets, interior drainage systems, ducts, pipes, vents, and lines for water and sewer (including free flow up to the common sewer line), (ii) all trade and other fixtures and equipment (including refrigeration systems), interior and exterior walls, floors, carpets and other floor coverings, cabinets, millwork, paneling and other finish work, and ceilings, (iii) the roof (including maintenance and repair of the roof membrane, parapet, walls and all parts constituting the roof system, any roof penetrations made or used by or for Tenant [provided, this provision shall not be construed as permission to make roof penetrations without Landlord's express written consent], all roof leaks through the roof membrane or otherwise, and any necessary re-roofing during the Term, but excluding the roof structure), (iv) all windows, doors and entrances (including mullions and gaskets, hardware and frames), exterior and interior glass (including plate glass, showcases, storefronts and skylights, and including cleaning both interior and exterior surfaces), (v) HVAC, electrical, gas, steam, and other utility and mechanical facilities, panels, wiring and equipment, including interior and exterior lighting fixtures, lamps, ballasts, bulbs and tubes, fans, vents, lines, and exhaust equipment; (vi) fire extinguishers, sprinklers and other fire protection systems (including required testing and inspections, and any modifications or additional sprinkler heads required by reason of Tenant's business, leasehold improvements or the location of Tenant's partitions, trade fixtures or other items, or by any Law or requirements of Landlord's insurers, including requirements in order to qualify for the full rate allowance for sprinklers),
(vii) interior and exterior repainting, (viii) telephone and computer conduits and cabling, including all distribution throughout the Premises from the main distribution frame for the Building, (ix) sweeping, cleaning, snow and ice removal, maintenance and repair of any driveways, walkways, loading areas, and parking lots, including slurry sealing and striping, and any necessary resurfacing or repaving during the Term, (x) landscaping (including regular mowing, watering, fertilization, weed prevention, maintaining any irrigation system, pruning all shrubs and trees, and other appropriate care), (xi) maintaining any spur track serving the Building (and Tenant shall sign and comply with a joint maintenance agreement with any railroad company servicing the Building, if requested by Landlord or such railroad company),
(xii) signs, (xiii) gutters and downspouts, (xiv) dock boards, dock revelers and/or dock bumpers, security gates, and overhead truck doors, (xv) keys and locks, and (xvi) other systems, equipment, fixtures, alterations and improvements in or for the Premises, whether installed by Landlord or Tenant. Tenant's repair obligations hereunder shall include necessary replacements, and expenditures required to comply with all Laws now or hereafter enacted, whether the work is structural, involves a capital expenditure or results in a benefit extending beyond the Term. Any repairs or other work by Tenant hereunder shall be deemed "Work" under Article 9, and shall be subject to all of the requirements thereunder. The installation of any new or replacement equipment, components or parts shall be subject to Landlord's prior written approval as to make, manufacturer, quality, installation, contractor, and such other items as Landlord may reasonably require, and shall in all cases be the same or better quality than the original items; provided that Landlord's prior approval shall not be required for the installation of equipment, components or parts which cost less than $5,000.00, so long as Tenant shall promptly upon completion of such installation furnish Landlord with information as to the make and manufacturer of the item and the contractor making the installation. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors, windows and showcases) with glass of the same kind, size, and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry.

        C. EQUIPMENT AND LANDSCAPE MAINTENANCE CONTRACTS. Tenant shall enter annual, written maintenance contracts with competent, licensed contractors reasonably approved or designated by Landlord for all landscaping, and any HVAC units or other systems or equipment on the Premises. Such HVAC contracts shall include, and Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least semi-annually (or more frequently if required by applicable Law or if reasonably required by Landlord), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and tests, or by the manufacturers' warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, including emergency work, (iii) all other work as shall be reasonably required by Tenant, Landlord or Landlord's insurance carriers, (iv) a detailed record of all services performed, and (v) an annual service report at the end of each calendar year (Tenant shall provide Landlord with a copy of such annual reports promptly upon Tenant's receipt thereof). Not later than ten (10) days after the commencement Date and annually thereafter, Tenant shall provide Landlord with a copy of all maintenance contracts required hereunder, and written evidence reasonably satisfactory to Landlord that the fees therefor have been paid. Such maintenance contracts represent part of Tenant's obligations under this Article, and shall not be deemed to limit Tenant's general obligations to keep the landscaping in good condition, and any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition as further described in Paragraph B, above.

        D. LANDLORD'S STRUCTURAL REPAIRS. Landlord shall repair only the structural elements of the Building. As conditions to Landlord's repair obligations, Tenant shall give Landlord reasonable prior notice of the necessity for such repairs, and any damage shall not have been caused by any act or omission of Tenant or any other occupant of the Premises, or any of their employees, agents, invitees or contractors.

        E. LANDLORD'S CURE. In the event Tenant shall fail to perform any of its obligations as set forth in this Article 8, Landlord shall have the right to perform such obligations on behalf of Tenant in accordance with Article 15.G. hereof.



                ARTICLE 9: TRADE FIXTURES, ALTERATIONS AND LIENS

        A. ALTERATIONS AND APPROVAL. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the systems and equipment serving the Premises (all such work is referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Work affecting the structure, safety, efficiency or security of the Premises, or the appearance of the Premises from any common or public areas. In seeking approval, Tenant shall provide Landlord with notice of whether the Work will involve or affect any Hazardous Materials, whether such materials are customary and usual based on standard industry practices, and all other details relating thereto. Notwithstanding the foregoing to the contrary, Tenant may perform Work in the Premises not affecting the structure or systems of the Building, without Landlord's consent, provided such Work (i) shall not cost more than $50,000.00 in the aggregate in any twelve (12) month period, and (ii) shall be subject to all other provisions of this Lease, including, but not limited to, the other provisions of this Article (other than clauses (i) and (ii) of Paragraph B) and the Rules attached hereto as Rider One.

        B. APPROVAL CONDITIONS. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord's approved list (if reputable and available on commercially reasonable terms) or submit for Landlord's prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) submit for Landlord's written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide bonds, additional insurance, and/or a cash deposit of the total amount required to pay for the Work (including plans, specifications, engineering and other lienable costs, and Landlord's fee described below) for Landlord to release or apply as the Work is properly completed and lien waivers, affidavits and other documentation satisfactory to Landlord are submitted, (v) submit architect, engineer, contractor, subcontractor and supplier affidavits of payment and recordable lien waivers in compliance with the Laws of the State in which the Premises is located, (vi) use union labor (if Landlord uses union labor), (vii) permit Landlord or its representatives to inspect the Work at reasonable times, and (viii) comply with such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require, at the time Landlord consents to the Work, that all Work be performed under Landlord's supervision, and Landlord reserves the right to designate the architects, engineers, contractors, subcontractors and suppliers who will design and perform all Work and supply all materials affecting the systems and equipment or structure of the Premises. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

        C. PERFORMANCE OF WORK. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans, specifications, parties and other matters approved or designated by Landlord in advance in writing, (iv) not to adversely affect the systems and equipment of the structure of the Premises, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other parties, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Any work which may interfere with the conduct of business by other parties shall, at Landlord's option, be performed at times other than Landlord's normal business hours (at Tenant's sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after notice by Landlord (except notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease). Upon completion of any Work hereunder, Tenant shall provide Landlord with as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

        D. LIENS. Tenant shall pay all costs for the Work when due. Tenant shall keep the Premises and this Lease free from any mechanic's, materialman's, architect's, engineer's or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within ten (10) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to, or any Lender's interest in, Premises or this Lease to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

        E. REMOVAL OF WORK UPON TERMINATION OF LEASE. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Lease to the extent required under Article 23.

        F. LANDLORD'S FEES AND COSTS. Tenant shall pay Landlord a reasonable fee for reviewing the Work, not to exceed two percent (2%) of the total cost of the Work (including costs of plans and permits therefor), but not to exceed $225,000.00 on any one project, and Landlord's out-of-pocket costs incurred to third parties, including any costs for engineering, architectural or consulting services, and other matters in connection with the Work, payable within ten (10) days after billed.



                       ARTICLE 10: INTENTIONALLY DELETED



                          ARTICLE 11: CASUALTY DAMAGE

        A. RESTORATION. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the Premises to substantially the same condition prior to the casualty, except:
(i) for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications deemed reasonably desirable by Landlord (provided the rentable square footage of the Building is not substantially changed), and (ii) Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements in excess of any work provided or paid for by Landlord under this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. Promptly following completion of Landlord's restoration work, Tenant shall repair and replace Tenant's furniture, furnishings, fixtures, equipment, and any alterations or improvements made by Tenant in excess of those provided or paid for by Landlord, subject to and in compliance with the other provisions of this Lease.

        B. ABATEMENT OF RENT. Landlord shall use any available rental loss insurance proceeds to allow Tenant a proportionate abatement of Base Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any of its agents, employees, invitees, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Building is untenantable (including, but not limited to, untenantable because the appropriate governmental authority has terminated or suspended the certificate of occupancy for the Building) for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the rentable square footage of the Building so affected and not used, and (ii) shall not apply if Tenant or any its agents, employees, invitees, Transferees or contractors caused the damage.

        C. TERMINATION OF LEASE BY LANDLORD. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Premises shall be materially damaged by Tenant or its employees or agents, or if the Premises shall be damaged by fire or other casualty or cause such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within 180 days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (c) any Lender shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies, or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Building.

        D. TERMINATION OF LEASE BY TENANT. Notwithstanding any provision hereof to the contrary, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty not caused by Tenant or its employees or agents, and: (a) Landlord fails to commence restoration work to the Premises and access thereto within ninety (90) days after the damage occurs, or (b) Landlord fails to substantially complete such work within one (1) year, or such additional time as may be necessary due to strikes, lock-outs or other labor troubles, shortages of equipment or materials, governmental requirements, power shortages or outages or other causes beyond Landlord's reasonable control, or (c) such work is reasonably estimated (which estimate Landlord shall provide within ninety (90) days following the casualty), to take more than one (1) year to substantially complete after being commenced, or (d) more than twenty-five percent (25%) of the Premises is affected by the damage, and fewer than twenty-four (24) months remain in the Term. In order to exercise any of the foregoing termination rights, Tenant must send Landlord at least sixty (60) days (but not more than one hundred and twenty
(120) days advance notice specifying the basis for termination, and such notice must be given no later than thirty (30) days following the occurrence of the condition serving as the basis for the termination right invoked by Tenant. Such termination rights shall not be available to Tenant if: Landlord substantially completes the repairs to the Premises and access thereto within sixty (60) days after Tenant's notice. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, contractors, invitees or agents, delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay. Tenant agrees that the abatement of Rent and termination right provided herein shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Building. Tenant hereby waives the provisions of California Civil Code, Sections 1932(2), 1933(4) and 1942, as the same may be modified or replaced hereafter.

                            ARTICLE 12: CONDEMNATION

           If at least fifty percent (50%) of the rentable area of the Building shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If less than fifty percent (50%) of the rentable area of the Building is taken, (i) Landlord may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant, and (ii) Tenant may elect to terminate this Lease upon at least thirty (30) days' prior notice to Tenant, provided that as a result of such taking, Tenant's business operations in the Premises are materially and adversely affected. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall not be abated for the period of the taking, but Tenant may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Building is permanently taken, the Rent shall be proportionately abated based on the square footage of the Building so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant's unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for a temporary taking of the leasehold as described above, and for moving expenses and any taking of Tenant's personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender. Tenant hereby waives the provisions of California Cede of Civil Procedure Section 1265.130 allowing it to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.


                     ARTICLE 13: ASSIGNMENT AND SUBLETTING

        A. TRANSFERS. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof,
(iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"), or
(iv) advertise the Premises or Lease for Transfers. If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"),
(c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements (balance sheets and income/expense statements for the current and prior three (3) years) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer made without complying with this Article shall at Landlord's option be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $1,000 towards Landlord's review and processing expenses, as well as any legal fees incurred by Landlord within ten (10) days after written request by Landlord.

        B. APPROVAL. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Premises, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord,
(iv) the Transferee is either a government (or agency or instrumentality thereof), (v) the proposed Transferee or any affiliate thereof has negotiated to lease space from Landlord or its affiliates during the prior twelve (12) months,
(vi) the proposed Transferee does not have, in Landlord's sole good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, or a mortgage, pledge, hypothecation, or other encumbrance or lien on this Lease, or a Transfer by operation of Law, (viii) the proposed Transfer involves conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Tenant from any obligations under this Lease, (ix) the proposed Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would create adverse tax consequences for Landlord, or
(x) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord's decision to deny approval, Tenant's sole remedy shall be to seek injunctive relief.

        C. TRANSFER PREMIUMS. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is; reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean, for a lease assignment, all consideration paid or payable therefor. "Transfer Premium" shall mean, for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). "Transfer Premium" shall also include so-called "key money," or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of Tenant's depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. If part of the consideration for such

Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

        D. RECAPTURE. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter). If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with Article 23 and any failure to do so shall be subject to Article 24.

        E. TERMS OF CONSENT. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant's liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (iv) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than two percent (2%) Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall commit a Default under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

        F. CERTAIN TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason or gift or death) or
(b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets.

        G. AFFILIATE TRANSFERS. Notwithstanding anything to the contrary in this Article, the initial named Tenant herein may permit the Premises to be used by, or may sublease the Premises or assign this Lease to any party (herein referred to as a "Tenant Affiliate") which directly or indirectly: (i) controls or wholly owns Tenant, (ii) is controlled or wholly owned by Tenant, or (iii) is under common ownership or control with Tenant; without Landlord's consent, provided:
(a) Landlord shall receive a copy of the executed transfer document (in form reasonably acceptable to Landlord consistent with this provision) promptly after execution, (b) Tenant shall remain liable for all of Tenant's obligations under this Lease, (c) the Transferee shall expressly assume all of Tenant's obligations under this Lease, and (d) this provision shall not be deemed consent to any further sublease, assignment or other Transfer. The Transfers described in this Paragraph G shall not be subject to the provisions of Paragraphs A, B, C, D and E of this Article 14.



                          ARTICLE 14: QUIET ENJOYMENT

        Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.


                        ARTICLE 15: LANDLORD'S REMEDIES

        A. DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within five (5) days after notice;
(ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than twenty (20) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion, and completes such cure within sixty (60) days following Landlord's notice); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another, party or the operation or leasing of the Premises, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning, or removing or making arrangements to remove substantial portions of the furniture or other personal property from the Premises or any material portion thereof, or (v) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30)
days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty
(30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located in the, Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant's or any Guarantor's insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on two (2) occasions during any twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law; provided, Landlord may elect to comply with such notice and cure periods provided by Law in lieu of the notice and cure periods provided herein.

        B. TERMINATION OF LEASE. If a Default occurs under Article 15.A, Landlord shall have the right to terminate this Lease, reenter and repossess the Premises by detainer suit or other lawful means, and recover from Tenant as damages a sum of money equal to: (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which world have been earned after termination until the time of the award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves can reasonably be avoided; and (d) any other amounts necessary to compensate Landlord for all detriment or damages proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course would be likely to result therefrom, including without limitation all Costs of Reletting (as defined in Article 15). For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's obligations for Taxes and Insurance shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award. The "worth at the time of award" of the amounts referred to in clauses (a) and (b) shall be computed by allowing interest at the Default Rate (as defined in Article 31). The "worth at the time of award" of the amount referred to in paragraph (c) shall be computed by discounting such amount in accordance with accepted financial practice at the rate of seven percent (7%) per annum to the then present value.

        C. MITIGATION OF DAMAGES. Landlord shall have the remedies provided under California Civil Code, Section 1951.4, as the same may be modified or replaced hereafter (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign subject only to reasonable limitations). If Landlord terminates this Lease, and Landlord is required to mitigate damages by applicable Law: (i) Landlord shall be required only, to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease the Premises, (ii) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Premises or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (iii) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described in clause B(l) above. In recognition that the value of the Premises depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of space at the Premises at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

        D. RELETTING. If this Lease is terminated, or Tenant abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph H hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

        E. SPECIFIC PERFORMANCE, COLLECTION OF RENT AND OTHER REMEDIES. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and Tenant hereby waives any right to require that Landlord post a bond or other security in connection therewith, and (ii) sue for and collect any unpaid Rent which has accrued. The rights and remedies hereinafter set forth in this Article shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease.

        F. LATE CHARGES, INTEREST, AND RETURNED CHECKS. Tenant shall pay, as additional Rent, a service charge of Three Hundred Dollars ($300.00), if any portion of Rent is not received when due. In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

        G. LANDLORD'S CURE OF TENANT DEFAULTS. If Tenant fails to perform any obligation under this Lease for five (5) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to fifteen (15%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

        H. OTHER MATTERS. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not therefor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: (i) first, to the Costs of Reletting,
(ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if any, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be remained by Landlord). "Costs of Reletting" shall include without limitation, all costs and expense s incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease, or Tenant's right to possession, after this Lease, or Tenant's right to possession, is terminated based on a Default by Tenant.


               ARTICLE 16: LETTER OF CREDIT AND LANDLORD'S LIENS

        A. LETTER OF CREDIT. Tenant shall deposit with Landlord, upon Tenant's execution and submission of this Lease, a letter of credit (the "Letter of Credit") in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease, which shall be subject to the following provisions:

        (1) Form and Issuer. The Letter of Credit shall be a clean, unconditional, stand-by, irrevocable Letter of Credit in favor of Landlord in substantially the form attached hereto as Exhibit C, issued by a federally insured national banking association, with a net worth of at least $500,000,000 and which is acceptable to Landlord.

        (2) Expiration; Extension or Replacement. The Letter of Credit shall:
(i) have an expiration date no earlier than the Expiration Date of this Lease, or (ii) be renewed annually through said Expiration Date, in which event Tenant shall submit to Landlord original amendments extending the Letter, of Credit expiration date (or replacement Letters of Credit with extended expiration dates), on an annual basis no later than the date that is thirty (30) days prior to the expiration date of the Letter of Credit then in effect. Failure to so extend the expiration date of the Letter of Credit through said Expiration Date in the foregoing manner shall constitute a violation of this Lease, entitling Landlord, in addition to all other remedies, to draw down the Letter of Credit without notice to Tenant and to hold or apply the proceeds thereof as described herein.

        (3) Draws. If Tenant violates this Lease, Landlord may, but shall not be obligated to, draw down on all or a portion of the Letter of Credit without notice to Tenant and apply the proceeds to the payment of any sum owing or any other sum which Landlord may be required or deems necessary to spend or incur by reason of such violation. If Landlord draws upon the Letter of Credit and any portion of the proceeds of such draw is not required for such purposes, Landlord shall hold such unused proceeds as a cash security deposit to be used or applied in whole or in part for the payment of Tenant's obligations under this Lease. Tenant shall, upon demand, deposit with Landlord in certified funds an amount equal to any portion of the Letter of Credit which may be applied by Landlord to the cure of any violation by Tenant as described hereunder (which funds Landlord shall hold as a cash security deposit). The use or application of the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages.

        B. LIEN. As further security for Tenant's performance under this Lease, to the extent not expressly prohibited by applicable Law or by any agreement between Tenant and a secured lender, whether now existing or which Tenant may enter in the future, Tenant hereby grants Landlord a lien and security, interest in all existing and after acquired property of Tenant placed in or relating to Tenant's; business at the Premises, including accounts receivable, insurance proceeds, good will, contracts, intangibles, fixtures, equipment, inventory, furnishings and personal property, and all proceeds thereof, and all rents and other consideration from any Transfer. Notwithstanding the foregoing, Tenant may use, replace and dispose of such property (provided Tenant immediately replaces the same with similar property of comparable or better quality), and receive such rents and consideration, in the ordinary course of Tenant's business, until such time as Tenant shall commit a Default; upon such Default, Tenant's right to remove or use such property and receive such rents and other consideration shall terminate, and all other parties shall be entitled to rely on written notification thereof given by Landlord without requiring any proof of such Default or any other matter. Tenant agrees to execute such financing statements, collateral assignment of rents and subleases,. and other documents necessary to perfect a security interest, as Landlord may now or hereafter reasonably request in recordable form. Landlord shall be entitled hereunder to all of the rights and remedies afforded a secured party under the Uniform Commercial Code or other applicable Law in addition to any landlord's lien and rights provided by applicable Law. Notwithstanding the foregoing to the contrary, Landlord agrees to subordinate Landlord's lien herein to the lien of Tenant's secured lenders with respect to Tenant's personal property and removable trade fixtures on Landlord's standard form of lien subordination.


        ARTICLE 17: ATTORNEYS' FEES, JURY TRIAL, COUNTERCLAIMS AND VENUE

        In the event of any litigation or arbitration between the parties relating to this Lease or the Premises (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its attorneys' fees and costs as part of the judgment, award or settlement therein. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all costs, expenses and attorneys' fees incurred by such parties in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE OR THE PREMISES. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim. If Landlord commences any detainer suit, summary proceedings or other action seeking possession of the Premises, Tenant agrees not to interpose by consolidation of actions, removal to chancery or otherwise, any counterclaim, claim of set-off, recoupment or deduction of Rent, or other claim seeking affirmative relief of any kind (except a mandatory or compulsory counterclaim which Tenant would forfeit if not so interposed). Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease or the Premises, shall be heard, at Landlord's option, in the court having jurisdiction located closest to the Premises.


          ARTICLE 18: SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

           This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Premises, and all other encumbrances and matters of public record applicable to the Premises. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant's occupancy so long as Tenant does not Default hereunder, on a form customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Premises by appointment of receiver, power of sale or judicial action). Should any current or prospective Lender require a modification or modifications to this Lease which will not cause an increased cost or otherwise materially and adversely change the rights and obligations of Tenant hereunder, Tenant agrees that this Lease shall be so modified. Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) days after requested, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form (and Tenant hereby authorizes Landlord acting in good faith to execute any such documentation as Tenant's agent and attorney-in-fact). Tenant hereby waives the provisions of any Law (now or hereafter adopted) which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if foreclosure or power of sale proceedings are initiated, prosecuted or completed.


                       ARTICLE 19: ESTOPPEL CERTIFICATES

        Tenant shall from time to time, within five (5) days after written request from Landlord, execute, acknowledge and deliver a statement certifying:
(i) that this Lease is unmodified and in full force and effect or, if modified,, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect (or specifying the ground for claiming that this Lease is not in force and effect), (ii) the dates to which the Rent has been paid, and the amount of any Security Deposit, (iii) that Tenant is in possession of the Premises, and paying Rent on a current basis with no known offsets, defenses or claims, or specifying the same if any are claimed, (iv) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord or Tenant which are pertinent to the request, or specifying the same if any are claimed, and (v) certifying such other matters, and including such current financial statements, as Landlord pay reasonably request, or as may be requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein, and Landlord acting in good faith shall be authorized as Tenant's agent and attorney-in-fact to execute such statement on behalf of Tenant (which shall not be in limitation of Landlord's other remedies).

                    ARTICLE 20: RIGHTS RESERVED BY LANDLORD

        Except to the extent expressly limited herein, Landlord reserves full rights to control the Premises (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

        A. ACCESS TO PREMISES. Upon prior reasonable notice to Tenant (except that no notice shall be required in the event of an emergency), and subject to the provisions of the last sentence of this Paragraph A, Landlord and its authorized representatives may: (i) inspect the Premises, (ii) exhibit the Premises to current and prospective tenants, purchasers, Lenders, insurers, governmental authorities, and brokers, (iii) place upon the Premises or such other places as may be determined by Landlord "For Sale" and/or "For Rent" signs or notices at any time, provided such signs may only be placed on the Building if Tenant shall abandon the Premises, or at any time during the last 180 days of the Term, (iv) enter or permit entry to the Premises in emergencies or for any other reasonable purpose, or for the purpose of exercising any other rights or remedies expressly granted or reserved to Landlord under this Lease or applicable Law, and (v) in connection therewith, erect scaffolding and temporary barricades and take into, upon or through the Premises, materials required to perform the same, and if reasonably required, move

Tenant's leasehold improvements, fixtures, property and equipment. However, in connection with entering the Premises to exercise any of the foregoing rights, Landlord shall take reasonable steps to minimize any interference with Tenant's business, and following completion of the work, shall return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible.

        B. RESERVED AREAS. Landlord reserves, and Tenant shall have no right to use, except as may be expressly provided herein: (i) the roof of the Building,
(ii) exterior portions of the Premises (including, without limitation, outer walls of the Building), (iii) air rights above the Premises, and (iv) rights to the land and improvements below the floor of the Premises.

        C. EMERGENCY CLOSINGS AND RESTRICTED ACCESS. Landlord shall have the right (but not the obligation) to take such action or preventive measures deemed necessary by Landlord, for the safety or the protection of the Premises or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition, or threat thereof.

        D. INTENTIONALLY DELETED.

        E. CHANGES TO THE PREMISES. Upon prior reasonable notice to Tenant (except that no notice shall be required in the event of an emergency), and subject to the provisions of the last sentence of this Paragraph E), Landlord reserves the right to: (i) change the name of the Premises, (ii) install, maintain, after and remove signs on or about the Premises, (iii) add land, buildings, easements or other interests to, or sell or eliminate the same from, the Premises, and grant easements and other interests and rights in the Premises to other parties, (iv) inspect, repair, maintain, improve, add, alter, expand, any buildings, structures, improvements, (v) add structural support columns and shear walls to the Building, and (vi) in connection with the foregoing matters, or as a result of any casualty, incident, strike, condemnation, act of God, Law or governmental requirement or request, or any other cause, erect scaffolding, barricades, and other structures reasonably required in, or otherwise close, the Premises or portions thereof. However, in connection with exercising such rights, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of access to the Premises except when necessary on a temporary basis, (b) and if Landlord enters the Premises in connection with any of the foregoing matters, Landlord shall comply with Paragraph A above.


                      ARTICLE 21: LANDLORD'S RIGHT TO CURE

        If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after notice thereof by Tenant (provided, if the nature of Landlord's failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, except as otherwise expressly provided in this Lease, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, and Tenant hereby expressly waives the benefit of any Law to the contrary. Notwithstanding anything herein to the contrary, Tenant shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and (ii) sue for and collect any unpaid amounts owing by Landlord to Tenant pursuant to the terms hereof.


                          ARTICLE 22: INDEMNIFICATION

           Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including court costs, attorneys' fees, and expert witness fees), and any diminution in value or loss or interference with the transfer, use or enjoyment of the Premises or other property or business or affecting title thereto, howsoever caused, which directly or indirectly relate to or result wholly or in part from, or are alleged to relate to or arise wholly or in part from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below),
(ii) damage, loss or injury to persons,, property or business occurring in, about or from the Premises, (iii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party's use of the Premises, or out of any other act or omission of any Tenant Parties. For purposes of this provision, "Tenant Parties" shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the Undertaking herein shall apply to claims in connection with or arising out of any "Work" as described in
Article 9, the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release, discharge, spill or leak of any "Hazardous Material" as described in Article 29, and violations of Tenant's responsibilities respecting the Disabilities Acts as described in Article 30 (whether or not any of such matters shall have been theretofore approved by Landlord). Tenant further acknowledges that the undertaking herein shall not in any way be limited by the insurance Tenant is required to maintain pursuant to
Article 5 of this Lease. Notwithstanding the foregoing to the contrary, the foregoing indemnity shall not apply to claims finally determined by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of the party seeking to be indemnified.


                        ARTICLE 23: RETURN OF POSSESSION

        A. CONDITION OF PREMISES AND REMOVAL OF PERSONAL PROPERTY. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall: (a) surrender possession of the Premises in good repair, free of debris, and otherwise in the condition required under Article 8, and Rule (14) of Rider One to this Lease, (b) ensure that all signs, movable trade fixtures and personal property (except items originally provided by Landlord) have been repmoved from the Premises (subject to Article 16), and (c) ensure that any damage caused by such removal has been repaired in a good and workmanlike manner (and Landlord may deny permission to remove items where such removal may damage the structural integrity of the Building). For purposes of this Lease, Tenant's "movable trade fixtures and personal property" shall include display cabinets, clean room, cafeteria/kitchen equipment and such other items as are hereafter mutually identified in writing by Landlord and Tenant.

        B. REMOVAL OF LEASEHOLD IMPROVEMENTS. At Landlord's option, all leasehold improvements and other non-trade fixtures, equipment, systems and decorations for the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. The term "leasehold improvements and non-trade fixtures" shall include, without limitation, light fixtures, electrical wiring and panels, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, wall coverings, drapes, blinds or other window treatments, carpeting, refrigeration systems, vaults, special storefronts, overhead truck doors, cabinets, shelves, bins, millwork, paneling and other finish work, interior drainage systems, dock boards, dock revelers and dock bumpers, security gates and fences. However, if prior to termination of this Lease or within three (3) months thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items (together with any and all other leasehold improvements and non-trade fixtures and other items as may have been installed by or for Tenant or Guarantor as subtenants under the Existing Lease [as defined in Article 2.D above] or by or for Tenant or Guarantor as subtenants under any other prior lease or sublease for any portion of the Premises) as are designated in such notice, repair any damage to the Premises caused by such removal in a good and workmanlike manner, and restore such areas of the Premises to the condition prior to the installation of such items.

        C. ABANDONED PROPERTY. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises as required hereunder, Landlord may do so at Tenant's expense as provided in Article 21 and Tenant shall pay Landlord's charges therefor upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.


                            ARTICLE 24: HOLDING OVER

           Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 175% for the first thirty (30) days and 200% thereafter of the amount of Rent then in effect immediately prior to expiration or earlier termination of this Lease, computed on a monthly basis for each month or portion thereof that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease strictly in accordance with and as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance. In addition, at any time before or after expiration or earlier termination of this Lease while Tenant remains in possession, Landlord may elect, by written notice and not otherwise, to have such retention of possession constitute an extension of the Term on a month-to-month basis on all of the same terms in effect under the Lease immediately prior to such holding over. The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term, except on such month-to-month basis as may be elected by Landlord (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant properly vacates the Premises, including compliance with all of the provisions of Article 23). Landlord shall have the right at any time after expiration or earlier termination of this Lease or Tenant's right to possession to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws.


                              ARTICLE 25: NOTICES

           Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises, shall be in writing and shall not be effective for any purpose unless the same shall be served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.


                        ARTICLE 26: REAL ESTATE BROKERS

           Tenant represents that Tenant has dealt only with the Brokers designated in Article 1 (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as brokers, agents or finders in connection with this Lease, and agrees to indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from any claims or demands of any other broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease.

                             ARTICLE 27: NO WAIVER

           No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord's remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord's right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.


         ARTICLE 28: SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

        The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to the Premises and Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 5. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law for the Premises.


                        ARTICLE 29: HAZARDOUS MATERIALS

        A. HAZARDOUS MATERIALS GENERALLY PROHIBITED. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any "Hazardous Material" (as defined below), or permit Tenant's employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily and lawfully used in the business which Tenant is permitted to conduct in the Premises under this Lease, but only as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require, (ii) Tenant shall provide Landlord with ten
(10) days advance notice and current Material Safety Data Sheets ("MSDSs") therefor, and Landlord reserves the right to prohibit or limit such substances in each such instance, (iii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or in any other public or private drain or sewer, regardless of quantity or concentration), (iv) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (v) any remaining such substances shall be completely, properly and lawfully removed from the Premises upon expiration or earlier termination of this Lease, and (vi) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

        B. NOTIFICATIONS. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises,
(iii) any release, discharge, spill, leak, migration, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Material on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article, and to join and participate, as a party, in any legal proceedings or actions affecting the Premises and concerning Hazardous Materials or otherwise initiated in connection with any environmental, health or safety Law.

        C. HAZARDOUS MATERIAL QUESTIONNAIRE. Tenant hereby certifies that it has completely and accurately filled out and signed the form of Hazardous Materials Questionnaire ("Hazardous Materials Questionnaire") attached hereto as Exhibit
B. At such times as Landlord may reasonably request, Tenant shall accurately and completely fill out, sign (and certify to be accurate and complete) and return Landlord's then current form of which may be the same or similar to the form attached hereto or which may otherwise require that Tenant: (i) identify, describe and list quantities of any Hazardous Materials that have been transported to or from, used, stored, generated, handled, maintained, disposed, released, discharged, spilled, leaked or migrated in or from the Premises since the Commencement Date or the last such Hazardous Materials Questionnaire, and any such activity that is anticipated during the next twelve (12) months, (ii) provide information concerning past, present and anticipated disposal practices, storage tanks, process tanks, dip tanks, waste management practices, waste water discharge/treatment practices, air discharges, regulatory actions, and such other information as Landlord requires, and (iii) include copies of any material safety data sheets ("MSDS") issued by the manufacturer, distributor or importer for any such Hazardous Materials. Landlord shall generally not require such Environmental Questionnaires more than once per year, except if required by Law or a Lender, or in connection with a proposed sale or financing of the Premises, or if based on Tenant's answers to any prior Environmental Questionnaire or an inspection of the Premises, or if Landlord determines that more frequent Environmental Questionnaires are reasonably required.

        D. HAZARDOUS MATERIALS RECORDS; INSPECTIONS, TESTS AND STUDIES. Tenant shall immediately upon written request from time to time provide Landlord with copies of all permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, feasibility and impact studies, storage and management plans, business plans, remediation and cleanup plans, closure plans, documentation evidencing that a clean-up or other action required hereunder has been properly and lawfully completed, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Tenant's Hazardous Materials Records"). Landlord reserves the right to conduct, and to request that regulatory authorities conduct, from time to time, detailed inspections, tests and studies at or respecting the Premises, and of Tenant's operations therein including, without limitation, air, soil, water and the contents of any cans, bottles, jars, drums, barrels or other containers, and Tenant's Hazardous Materials Records, respecting Tenant's compliance with this Article. In connection therewith, Tenant shall fully cooperate and shall instruct Tenant's officers and employees to answer all question truthfully and completely. Such inspections, tests and studies may be made with reasonable prior notice (except in emergencies or in case of repeated violations). If Landlord or any Lender or regulatory authority arranges for any inspections, tests or studies showing this Article has been violated, or otherwise in connection with any request by Tenant for permission to engage in any activity or to waive any requirement involving Hazardous Materials, Tenant shall pay for the cost of such inspections, tests and studies and an amount equal to fifteen percent (15%) of such cost to cover Landlord's overhead in connection therewith.

        E. CLEAN UP RESPONSIBILITY. If any Hazardous Material is released, discharged or disposed of, or permitted to spill, leak or migrate, in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws, clean up and remove the hazardous Material from the Premises and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work shall be considered "Work" under Article 9 and subject to the provisions thereof including, without limitation, Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. If any Hazardous Material is released, discharged, disposed of, or permitted to spill, leak or migrate on or about the Premises and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill, leak or migration shall be deemed casualty damage under

Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations; and rights respecting such casualty damage provided under such Article. If any Hazardous Material contamination is discovered on or about the Premises before Tenant begins occupying or performing work at the Premises, there shall be a rebuttable presumption that Tenant is not responsible; if any Hazardous Material contamination is discovered on or about the Premises after Tenant begins occupying or performing work at the Premises, and the contamination is located in the Premises, there shall be a rebuttable presumption that Tenant is responsible.

        F. STORAGE TANKS AND PONDS. Tenant shall not install or use storage tanks on or about the Premises (whether under, on or above ground) without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall not engage in or permit ponding or surface storage or treatment of Hazardous Materials under any circumstances. If Landlord permits Tenant to install or use a storage tank, Tenant shall comply with all applicable Laws in connection therewith, and at Landlord's request shall properly and lawfully remove such tank upon expiration or earlier termination of this Lease (or sooner if such tank is found to leak or removal is required by applicable
Laws) in accordance with removal procedures approved by Landlord in advance in writing.

        G. HAZARDOUS MATERIAL DEFINED. The term "Hazardous Material" for purposes hereof shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and "sharps", printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a "hazardous substance", "hazardous material", "hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., Clean Water Act, 33 U.S.C. Section 1251, et seq., Safe Drinking Water Act, 14 U.S.C. Section 300f, et seq., Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. Section 2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

        H. FEES, TAXES, FINES AND REMEDIES. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Material on or about the Premises, and shall not allow such obligations to become a lien or charge against the Premises or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

                         ARTICLE 30: DISABILITIES ACTS

        The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. Section 2101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local Laws ("Local Barriers Acts"), as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises depending on, among other things: (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (ii) whether such requirements are "readily achievable", and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance in the Premises. Tenant shall also be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord's employees.


                            ARTICLE 31: DEFINITIONS

               (A) "Building" shall have the meaning specified therefor in
Article 1.

               (B) "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever shall be less.

               (C) "HVAC" shall have the meaning specified therefor in Article
6.

               (D) "Insurance" shall have the meaning specified therefor in
Article 5.

               (E) "Landlord" shall mean only the landlord from time to time, except for purposes of any provisions defending, indemnifying and holding Landlord harmless hereunder, "Landlord" shall include past, present and future! landlords and their respective partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, agents, affiliates, successors and assigns.

               (F) "Law" or "Laws" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Premises is located, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Premises is located.

               (G) "Lender" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term "ground lease" although not separately capitalized is intended through out this Lease to include any superior or master lease).

               (H) "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Premises, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby, and all interest thereon.

               (I) "Person" shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

               (J) "Premises" shall mean the area identified in Article 1 and Exhibit A.

               (K) Intentionally Deleted.

               (L) Intentionally Deleted.

               (M) "Rent" shall have the meaning specified therefor in Article
3.

               (N) "Tenant" shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligation is thereof shall be joint and several. When used in the lower case, "tenant" shall mean any other tenant, subtenant or occupant of the Premises. "Tenant" shall include the party identified in Article l.M hereof and any Tenant Affiliate described in Article 13.G hereof.


                               ARTICLE 32: OFFER

        The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. No lease or obligation on either Landlord or Tenant shall arise until this Lease is signed and delivered by Landlord and Tenant.


                           ARTICLE 33: MISCELLANEOUS

        A. CAPTIONS AND INTERPRETATION. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term "including" shall be interpreted to mean "including, but not limited to."

        B. SURVIVAL OF PROVISIONS. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

        C. SEVERABILITY. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

        D. INTENTIONALLY DELETED.

        E. SHORT FORM LEASE. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same or a form prepared by Landlord or such Lender.

        F. LIGHT, AIR AND OTHER INTERESTS. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

        G. AUTHORITY. Tenant and all Persons signing for Tenant below, and Landlord and all Persons signing for Landlord below, hereby represent that this Lease has been fully authorized and no further approvals are required, and that Landlord and Tenant are duly organized, in good standing and legally qualified to do business in the Building and Premises (and have any required certificates, licenses, permits and other such items).

        H. PARTNERSHIP TENANT. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

        I. FINANCIAL STATEMENTS. Tenant shall, within ten (10) days after requested from time to time, deliver to Landlord financial statements (including balance sheets and income/expense statements) for Tenant's then most recent full and partial fiscal year preceding such request, certified by an independent certified public accountant or Tenant's chief financial officer, in form reasonably satisfactory to Landlord.

        J. SUCCESSORS AND ASSIGNS; TRANSFER OF PREMISES AND SECURITY DEPOSIT. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties' respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Premises to another party, such party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed all of Landlord's obligations under this Lease accruing during such party's ownership, including the return of any Security Deposit (provided Landlord shall have turned over such Security Deposit to such party), and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

        K. LIMITATION OF LIABILITY. Tenant agrees to look solely to Landlord's interest in the Premises for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the premises. under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Tenant (other than a Tenant Affiliate described in Article 13.G hereof), or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for the enforcement of any judgment, award, or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Premises.

        L. CONFIDENTIALITY. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant's employees, attorneys, insurers, auditors, lenders and Transferees (and Tenant shall obligate any ,such parties to whom disclosure is permitted to honor the confidentiality provisions hereof), and except as may be required by Law or court proceedings.


                       ARTICLE 34: IMPROVEMENT ALLOWANCE

           Landlord shall provide an improvement allowance ("Improvement Allowance") for Tenant of up to $200,000.00 as reimbursement toward costs approved by Landlord and incurred by Tenant in making any improvements to the Premises in preparation for Tenant's occupancy of the Premises (excluding furniture, fixtures and equipment), which improvements shall otherwise be made in accordance with all terms, covenants and conditions of this Lease, including, but not limited to, the provisions of Article 9. Landlord shall pay the Improvement Allowance to Tenant within thirty (30) days after the following events have occurred: (i) Tenant shall have provided Landlord with paid invoices and other evidence of such costs as Landlord shall reasonably require, (ii) Tenant shall have provided Landlord with appropriate affidavits, sworn statements and lien waivers, and Landlord shall have approved the same, and
(iii) Tenant shall have faithfully complied with this Lease and shall not be in Default. Any portion of the Improvement Allowance not used for the purposes permitted herein, or for which Landlord has not received evidence of the costs thereof as provided herein within ninety (90) days after the Commencement

Date, shall belong to Landlord, and Tenant shall receive no credit therefor. If Tenant shall Default under this Lease following Landlord's payment of the Improvement Allowance, Tenant shall immediately pay Landlord the unamortized amount theretofor paid hereunder (such amortization to be computed on a straight line basis over the number of full calendar months in the initial Term hereunder following such payment with interest at the Default Rate).


                          ARTICLE 35: ENTIRE AGREEMENT

           This Lease, together with the Riders, Exhibits and other documents listed in Article 1 (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except any such contemporaneous agreement specifically referring to and modifying this Lease, signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations, binding upon Landlord, respecting the condition of the Premises, suitability of the same for Tenant's business, the current or future amount of Taxes or Insurance or any component thereof, the amount of rent or other terms applicable under other leases at the Premises, whether Landlord has furnished the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT'S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. Neither this Lease, nor any Riders or Exhibits referred to above may be modified, except in writing signed by both parties.

           IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

                                   LANDLORD: MILPITAS OAK CREEK DELAWARE, INC.,
                                             a Delaware corporation

                                             By: /s/ Authorized Signatory
                                                --------------------------------

                                             Its: Authorized Signatory
                                                --------------------------------

                                           Its: Authorized Signatory
                                                --------------------------------


                                   TENANT: MAXTOR CORPORATION,
                                           a Delaware corporation

                                           By:  /s/ Paul J. Tufano
                                                --------------------------------

                                           Name Typed: Paul J. Tufano
                                                --------------------------------


                                           Title: Vice President Finance and
                                                --------------------------------
                                                  Chief Financial Officer
                                                --------------------------------


                                   CERTIFICATE

        I, Carlotta Barr-Smith, as Assistant Secretary of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

                                                   /s/ C. Barr-Smith
                                                   -----------------------------
Corporate Seal

                                    GUARANTY


        THIS GUARANTY is made as of the __________ day of October, 1997, by HYUNDAI ELECTRONICS AMERICA, a California corporation ("Guarantor") in favor of MILPITAS OAK CREEK DELAWARE, INC., a Delaware corporation ("Landlord").

                                    RECITALS

        A. Maxtor Corporation. a Delaware e corporation ("Tenant") is desirous of entering into that certain Single Tenant Net Lease (the "Lease"), of even date herewith, or bearing a reference date which may or may not coincide with the reference date set forth above, with Landlord relating to that certain parcel of real property comprising approximately 13.43 acres and having a common address of 510 and 530 Cottonwood Drive, Milpitas, California, more particularly described on Exhibit A to the Lease, together with the building thereon (the "Building") containing approximately 180,086 rentable square feet (the "Premises").

        B. Guarantor has represented to Landlord that Guarantor has an ownership or affiliate interest in Tenant, and has requested that Landlord enter into the Lease.

        C. Landlord has declined to enter into the Lease unless Guarantor guarantees the Lease as provided herein.

        NOW, THEREFORE, in consideration of the foregoing recitals and to induce Landlord to enter the Lease, Guarantor hereby agrees as follows:

        1. Unconditional Guaranty. Guarantor unconditionally and irrevocably guarantees to Landlord and the successors and assigns of Landlord the full and punctual payment, performance and observance by Tenant of all the terms, covenants and conditions in the Lease to be kept, performed or observed by Tenant. Without limiting the foregoing, Guarantor guarantees the performance or payment of any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease. If, at any time, Tenant shall default in the performance or observance of any of the terms, covenants, or conditions in the Lease to be kept, performed or observed by Tenant, including, without limitation, the payment of any Rent. Additional Rent or other charge, Guarantor will keep, perform and observe the same, as the case may be, in place and stead of Tenant.

        2. Waiver of Notice; No Release of Liability. Guarantor hereby waives acceptance and notice of acceptance of this Guaranty, notice of non-payment, nonperformance or non-observance, notices of the existence, creation or incurring of new or additional obligations, and all other notices and all proofs or demands. Any consent of Landlord or its successors or assigns to any manner or thing relating to the Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without any notice to Guarantor and without releasing obligations of Guarantor hereunder. The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application or release of security given for the performance and observance of covenants and conditions in the Lease to be performed or observed by Tenant, or by any Modifications of the Lease. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Tenant in any creditors, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of liability of Tenant or the estate or Tenant in bankruptcy, or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings;
(d) the assignment or transfer of, or sublease under, the Lease by Tenant; (e) any disability or other defense of Tenant; (f) the cessation from any cause whatsoever of the liability of Tenant; or (g) the exercise by Landlord of any rights or remedies reserved to Landlord under the Lease, provided or permitted by law or by reason of any termination of the Lease.

        3. Assignment or Amendment of Lease; Extensions and Renewals. Any sublease under, or assignment of, the Lease by Tenant shall not affect this Guaranty. If Landlord transfers its interest in the Lease (other than as a collateral assignment for security, until the holder thereof exercises its rights thereunder), "Landlord", as used in this Guaranty, shall thereupon mean Landlord's successors and assigns, including successors by foreclosure or deed in lieu proceedings. The provisions of the Lease may be changed, modified, amended (including, without limitation, amendments expanding and/or relocating the Premises) or waived without the consent of or notice to Guarantor. This Guaranty shall guarantee the performance of the Lease as so changed, modified, amended or waived. This Guaranty shall apply, without the consent of or notice to Guarantor, to any extension or renewal the Lease, and to any holdover term following the term granted in the Lease or any extension or renewal thereof. This Guaranty shall also apply, without the consent of or notice to Guarantor, to any other leases, storage agreements, parking agreements, or other documents now or hereafter entered between Landlord and Tenant or its affiliates relating to the Premises or any part thereof (and all such documents shall be deemed part of the Lease for purposes of this Guaranty).

        4. Joinder; Statute of Limitations. Guarantor agrees that it may be joined in any action against Tenant in connection with the obligations of Tenant under the Lease as covered by this Guaranty and recovery may be had against Guarantor in any such action, or Landlord may enforce the obligations of Guarantor hereunder without first taking any action whatsoever against Tenant or its successors and assigns, or pursue any other remedy or apply any security it may hold and Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any and all surety or other defenses in the nature thereof.

        5. Limitation and Claims; Subordination. Until all the covenants and conditions in the Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation, contribution or reimbursement against Tenant by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (b) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason or any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (c) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under the Lease.

        6. De Facto Tenant. In the event this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction or in the event of any limitation of liability of Guarantor hereon other than as expressly provided herein, then Guarantor shall be deemed to be a Tenant under the Lease with the same force and effect as if Guarantor were expressly named as a joint and several Tenant therein with respect to the obligations of Tenant thereunder hereby guaranteed.

        7. Defenses of Tenant. Guarantor waives any defense by reason of any legal or other disability of Tenant and any other party to the Lease, and waives any other defense based on the termination of Tenant's liability for any cause.

        8. No Waiver by Landlord. No delay on the part of Landlord in exercising any right hereunder or under the Lease shall operate as a waiver of such right or of any other right of Landlord under the Lease or hereunder, nor shall any delay, omission or waiver on any one or more occasions be deemed a bar to or a waiver of the same or any other right on any other future occasion.

        9. Joint and Several Liability. If there is more than one undersigned Guarantor, the term "Guarantor" as used herein, shall include all of such undersigned and each and every provision of this Guaranty shall be binding on each and every one of the undersigned and they shall be jointly and severally liable hereunder and Landlord shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

        10. Whole Agreement. This instrument constitutes the entire agreement between Landlord and Guarantor with respect to the subject matter hereof, superseding all prior oral or written agreements or understandings with respect thereto and may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Landlord.

        11. Applicable Law. This Guaranty shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

        12. Guarantor's Successors. Guarantor's obligations under this Guaranty shall be binding on the successors, heirs and assigns of Guarantor by operation of law or otherwise (including any receiver or bankruptcy trustee). Guarantor shall not be released by any assignment or delegation by it of its obligations hereunder.

        13. Attorneys' Fees. If Landlord enforces Guarantor's obligations hereunder by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including without limitation reasonable attorneys' fees.

        14. Bankruptcy Preferences. If Landlord is required to turn over any amounts received under the Lease or this Guaranty to any bankruptcy court or state insolvency proceeding, as a "preference" or otherwise, Guarantor shall promptly pay Landlord such amount as a reinstated obligation hereunder.

        15. Captions Interpretation; Severability. The paragraph headings appearing herein are for purposes of identification and reference only and shall not be used in interpreting this Guaranty. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease. It is agreed that it any provision of this Guaranty or the application of any provision to any person or any circumstance shall be determined to be invalid or unenforceable to any extent, such determination shall not affect any other provision of this Guaranty or the application of such provision to the fullest extent permitted or to any other person or circumstance, all of which other provisions shall remain in full force and effect to the fullest extent permitted. It is the intention of the parties hereto that if any provision of this Guaranty is capable to two constructions, one of which would render the provision valid, the provision shall have the meaning which renders it valid.

        16. WAIVER OF JURY TRIAL. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY' DISPUTE, EACH OF LANDLORD AND GUARANTOR HEREBY EXPRESSLY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR CROSSCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER AND ANY RIGHTS TO A TRIAL BY JURY UNDER ANY STATUTE, RULE OF LAW OR PUBLIC POLICY IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS GUARANTY OR THE AGREEMENT. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Guarantor each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding, counterclaim or crossclaim.

        17. Acknowledgment; Enforceability. GUARANTOR REPRESENTS AND WARRANTS TO LANDLORD THAT GUARANTOR HAS READ THE AGREEMENT AND THIS GUARANTY AND UNDERSTANDS THE CONTENT HEREOF, AND THAT THIS GUARANTY IS ENFORCEABLE AGAINST GUARANTOR IN ACCORDANCE WITH ITS TERMS.

        18. Tenant's Financial Condition. Guarantor acknowledges that Guarantor is aware of the present financial condition of Tenant. Guarantor assumes the responsibility to remain informed of the risk of Tenant's default; Landlord shall have no duty to advise Guarantor of the same.

        19. Authority. The individuals signing below hereby represent and warrant that they are fully authorized to do so, and have obtained all necessary approvals and authorizations therefor, with knowledge that Landlord is relying thereupon.

        20. Married Guarantor. Any married Guarantor expressly agrees that Landlord has recourse for all such Guarantor's obligations hereunder against such Guarantor's separate property and all community property of such Guarantor and his or her spouse, and has caused his or her spouse to join in this Guaranty for the reasons and purposes stated herein by signing this

Guaranty below; if no such spouse has signed, such Guarantor hereby represents and warrants that he or she is unmarried.

        IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written.


                                               HYUNDAI ELECTRONICS AMERICA,
                                               a California corporation

                                               BY: /s/ David Eicnler
                                                  ------------------------------
                                               NAME TYPED: David Eicnler
                                                  ------------------------------
                                               TITLE: Senior VP Finance & Admin.
                                                  ------------------------------


                                   CERTIFICATE

        I, S.K. Park, as Secretary of the aforesaid Guarantor, hereby certify that the individual(s) executing the foregoing Guaranty on behalf of Guarantor was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Guarantor.

                                                   /s/ S.K. Park
                                                   -----------------------------

Corporate Seal

                                    EXHIBIT A

                        Legal Description of the Premises


All that certain real property situated in the State of California, County of Santa Clara, City of Milpitas and described as follows:

Parcel 1 as shown on the Parcel Map as filed on January 27, 1984 in Book 524 of Maps, Page 22, Records of Santa Clara County.

                                    EXHIBIT B

                       (Hazardous Materials Questionnaire)


TO:                Maxtor Corporation

FROM:              Milpitas Oak Creek Delaware, INC.

SUBJECT: HAZARDOUS MATERIALS QUESTIONNAIRE AS IT RELATES TO CALIFORNIA HEALTH AND SAFETY CODE SECTIONS 25503.5 AND 25503.6

California Health and Safety Code Section 25503.5 requires any business which handles Hazardous materials in excess of certain limits to establish a business plans for emergency response to a release or threatened release of Hazardous Materials. Health and Safety Code Section 25503.6 specifies that nay business which is required under Section 25503.5 to establish and implement a business plan and is located on leased property is required to notify the owner in writing that the business within five working days after receiving a request from the owner or owner's agent for a copy.

The purpose of this letter is to request that you either verify that you are not subject to health and Safety Code Sections 25503.5 and 25503.6 or that you will provide the information required to be provided by those Sections by:

                     1. Completing the attached acknowledgment;
                     2. Completing the attached questionnaire;
                     3. If you are a reporting company, attaching a copy of your hazardous materials management plan.

If you have questions as to your own specific requirements, please contact the local fire department to assess your use.

Sincerely,



                                 ACKNOWLEDGMENT

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT IT (Mark One):

______ Does not use any hazardous materials other than minor amounts of reproduction and janitorial chemicals consistent with routine office uses. (No need to fill out the attached Hazardous Materials Questionnaire.)

______ Does not use any hazardous materials in a manner or in a quantity requiring the preparation of a hazardous material management plan or any other documents under California Health and Safety Code Section 25503.5. (Please fill out the attached Hazardous Materials Questionnaire.)

______ Uses only those chemicals identified in the attached questionnaire in accordance with the provisions of the attached hazardous materials management plan, which has been approved by the Fire Department of the City of Milpitas and is in full force and effect. (Please fill out the attached Hazardous Materials Questionnaire and attach copy of your Hazardous Materials Management Plan.)

THE UNDERSIGNED FURTHER ACKNOWLEDGES THAT IT HAS COMPLIED IN ALL RESPECTS WITH THE PROVISIONS OF LOCAL, STATE AND FEDERAL LAW AND THE HAZARDOUS MATERIALS MANAGEMENT PLAN ATTACHED HERETO IN CONNECTION WITH ITS STORAGE, SUE AND DISPOSAL OF HAZARDOUS MATERIALS AND THAT IT HAS DISPOSED OF HAZARDOUS MATERIALS ONLY BY
(1) DISCHARGE TO APPROPRIATELY TREATED WASTE TO A PUBLICLY OWNED TREATMENT WORK IN ACCORDANCE WITH A VALID AND ENFORCEABLE WASTE DISCHARGE PERMIT AND (2) DELIVERY OF HAZARDOUS WASTES TO A PROPERLY LICENSED WASTE DISPOSAL AGENT.

IN WITNESS WHEREOF, the undersigned, an authorized officer of the aforementioned company has executed this acknowledgment as of the date written below.

Maxtor Corporation, a Delaware corporation

By: /s/: Paul J. Tufano
   -------------------------------------
    Paul J. Tufano VP/CFO
----------------------------------------
(Print Name and Title)
    29 JAN 98
----------------------------------------
(Date)



                        HAZARDOUS MATERIALS QUESTIONNAIRE

General Instructions: Please provide all requested information, based on interviews with Company personnel likely to possess information and upon a review of the Company's records. If there is insufficient space to respond to any question, separate page(s) referring to the question number may be attached. Use "N/A" if the question is not applicable to your facilities; use "Unknown" if information is not available in the Company's files and is not known by the person(s) completing this questionnaire. As used herein, the term "Governmental Agency" shall mean any local, state, or federal governmental or quasi-governmental agency, authority, entity, subdivision or court; the term "Hazardous Material" shall mean any chemical, substance, vapor, smoke, radiation, or material which is listed as "Hazardous" or "toxic" under any Law or which is otherwise regulated or prohibited under any Law; and "Law" shall mean any local, state, or federal regulation, statute, law order or ordinance.

           List the person who completed this questionnaire and will be available for questions concerning this questionnaire.

Company Name:             Maxtor Corporation

Name:                     Bethany Pelosa

Position:                 Director of Safety, Facilities

Telephone:                303 678-2226


------------------------------------------------------------------------------

1.         GENERAL DESCRIPTION OF OPERATIONS:

           1.1 Please describe the activities to be conducted at your new Facility on the attached Schedule 1. General business activities with R & D and Pilot or Prototype manufacturing.

           1.2 Will the activities conducted at your new Facility change significantly in the future?

               Yes [ ]    No [X]

               If so, please describe:

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

           ---------------------------------------------------------------------

2.         HAZARDOUS MATERIALS PRODUCTION AND USAGE:

           2.1 Will your new Facility store or manufacture Hazardous Materials?

               Yes [X]    No [ ]

               If yes, please complete Schedule 2.

               Small quantities of chemicals and compressed gases used in the R & D lab are stored and used on-site.

3.         HAZARDOUS MATERIALS STORAGE:

           3.1 Will there be any underground storage tanks (including fuel tanks) at your Facility?

4.             Yes [ ]    No [X]

               If yes, please complete Schedule 3.1 for each such underground tank.

           3.2 Will there be a Hazardous Material storage area at your new Facility?

               Yes [X]    No [ ]

               If yes, please complete Schedule 3.2 for each such storage area.

               All materials shall be stored in the lab or Shipping/Receiving areas only.

4.         WASTES AND EMISSIONS:

           4.1 Will your Facility generate any "waste" as defined in RCRA?

               Yes [X]    No [ ]

               If yes, please attach copies of each such permit and approval and complete Schedule

               Waste solvents generated in the laboratory will be collected and disposed of.

           4.2 Will your Facility discharge waste to any body of water or stream or to any sanitation systems, or will your Facility otherwise required to obtain a NPDES Permit of any other permit or approval from a Governmental Agency concerning waste water discharges?

               Yes [ ]    No [X]

               If yes, please attach copies of each such permit and approval and complete Schedule 4.2.

           4.3 Will your Facility ever emit any air contaminant (including, but not limited to, reactive hydrocarbons, sulfur oxides, carbon monoxide, nitrogen oxides, lead, particulate matter, beryllium, mercury, asbestos, vinyl chloride, benzene, and radionucliides) or will your Facility be required to obtain an air emissions permit or other permit or approval from a Governmental Agency concerning air emissions in order to conduct its business?

               Yes [ ]    No [X]

               If yes, please attach copies of each such permit and approval and complete Schedule 4.3.

           4.4 Will annual emissions form the Facility (after control equipment) exceed 250 tons per year under Prevention of Significant Deterioration Regulations?

               Yes [ ]    No [X]

               If yes, please explain:

               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------

           4.5 Will your Company transport waste off-site for disposal?

               Yes [X]    No [ ]

               If yes, please complete Schedule 4.5.

               Non RCRA corrosive waste only shall be transported off site for disposal.

           4.6 Will your Company transport waste off-site for recycling?

               Yes [X]    No [ ]

               If yes, please complete Schedule 4.6.

           4.7 Will your Facility be required to comply with the Federal Resources Conservation and Recovery Act?

               Yes [ ]    No [X]

               If yes, please complete Schedule 4.7.

           4.8 Will your new Facility possess any other permits or approval from a Governmental Agency or other person with respect to its Hazardous Materials activities?

               Yes [X]    No [ ]

               If yes, please complete Schedule 4.8.

               Hazardous Materials Storage Permit shall be issued by the Milpitas Fire Department.

           4.9 Does your Company require any permit or approval not presently in full force and effect from any Governmental Agency or other person in order to conduct its Hazardous material activities?

               Yes [ ]    No [X]

               If yes, please describe the permit or approval required:

               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------
               -----------------------------------------------------------------

5.    HAZARDOUS MATERIAL RELEASES/SPILLS:

           5.1 Has there been an occasion in any of your Facilities in the past, when a liquid or solid waste material or any fuel or other Hazardous Material was accidentally or intentionally spilled or released:

               Outside of the building?

               Yes [ ]    No [X]

               Within the building?

               Yes [ ]    No [X]

               By Company personnel, agents or contractors outside of the Facility?

               Yes [ ]    No [X]

                If you have answered "yes" to any of the foregoing, please describe the event(s) in detail, including the Hazardous Materials involved, whether the event was reported to any Governmental Agency, the responsive action taken, any claim(s) that have resulted from the event, and all other relevant information concerning the spill or release.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           5.2 Have any notices of violation been received or threatened at any time for alleged failure of any of your Facilities to comply with applicable air pollution Laws or with any air quality permit in the past?

                Yes [ ]    No [X]

                If yes, please describe in detail:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           5.3 Has your Company received any request for information from the U.S. EPA pursuant to CERCLA Section 104 or any other request for information from a Governmental Agency or other person concerning the Company's Hazardous Material activities or the presence of Hazardous materials at your Facility in the past?

                Yes [ ]    No [X]

                If yes, please describe the request and the Company response:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           5.4 Has your Company ever received any notice of any kind from the EPA or any other Governmental Agency or third party to the effect that the Company must contribute to the cost of any hazardous material investigation or remediation at your Facility in the past?

                Yes [ ]    No [X]

                If yes, please describe in detail the suite in question, the approximate number of PRPs, the identity of the primary PRPs, the party instituting the actin or given the notice, and any insurance coverage available to the Company for the liability.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

6.         GROUNDWATER:

           6.1 Has there been any testing done by your Company regarding the chemical characteristics of the groundwater at or near your Facility in the past?

                Yes [ ]    No [X]

                If yes, please describe circumstances and results.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

7.         WORKING CONDITIONS:

           7.1 In the last five years, has your Company received any citation from any Governmental Agency (e.g., OSHA) or a grievance from a collective bargaining unit for alleged unsafe working conditions at your Facility?

                Yes [ ]    No [X]

                If yes, please describe each citation and/or grievance and the disposition thereof.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.2 In the last five years, have any inspections or tests been conducted by or tests been conducted by or at the request of OSHA or a comparable state agency, any employee group, or your company in connection with Hazardous Materials.

                Yes [ ]    No [X]

                If yes, please identify and attach copies of results.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.3 Will any Company employees at your new Facility use face masks or other protective clothing or equipment?

                Yes [X]    No [ ]

                If yes, please complete Schedule 7.3.

                Chemical resistant gloves and eye protection shall be used when handling hazardous materials. However, no respiratory protection is required.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.4 Do all Facilities where Hazardous Materials are present have a training program for employees who work with Hazardous Materials?

                Yes [X]    No [ ]

                If you have answered no to either of the foregoing, please explain fully:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.5 Have there been any claims against the Company by employees for injury due to the work environment.

                Yes [ ]    No [X]

                If yes, please explain:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.6 Will your new Facility be in compliance with federal or state work place "hazard communication" standards and other "right to know" Laws (such as California Proposition 65 and SARA Title
                III)?

                Yes [X]    No [ ]

                If not, please explain:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.7 Will your new Facility have an emergency plan to deal with fires, explosions, or releases of Hazardous Materials?

                Yes [X]    No [ ]

                If yes, please attach a copy of emergency procedures. If no, please explain fully:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

           7.8 In the last ten years, has your Company or the operator of your Facility, been a party in any litigation in which allegations have been made regarding intentional or unintentional releases of air contaminants or hazardous materials which allegedly harmed or threatened to harm persons in the vicinity of the Facility?

                Yes [ ]    No [X]

                If yes, please fully explain each instance and the results.

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

8.         INSURANCE.

           8.1 Will your Facility have any "environmental impairment" insurance?

                Yes [ ]    No [X]

           8.2  Within the last five years, has any insurance company either:

                Refused to cover your Facility under environmental impairment insurance?

                Yes [ ]    No [X]

                OR

                Canceled such coverage?

                Yes [ ]    No [X]

                If you have answered "yes" to either of the foregoing, please describe fully:

                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------

                              GOVERNMENT COMPLIANCE

              FACILITY: Maxtor, 510 Cottonwood Drive, Milpitas, CA

1. Will the new Facility need to file with any local, state or federal environmental agency a generator's notification of hazardous waste (e.g., an RCRA 3010 notification)?

        Yes [ ]    No [X]

        If so, please attach a copy of such notification.

2. Will the Facility have an EPA hazardous waste generator's identification number?

        Yes [X]    No [ ]

        If so, please specify number: To be obtained, no hazardous waste has been disposed of to date.

3. Will the Company need to file with any Governmental Agency, any hazardous waste generator's reports (quarterly, semi-annual or bi-annual) with respect to the Facility?

        Yes [ ]    No [X]

        If yes, please attach copies of each report for the last 2 years.

4. Will the Facility retain copies of hazardous waste manifests for hazardous waste transported off-site?

        Yes [X]    No [ ]

        If yes, please attach copies for the last year.

        None generated to date.

5. Will the new Facility make a "Part A" Application for a hazardous waste treatment, storage or disposal facility ("TSD") permit with any Governmental Agency under RCRA or any similar state or local Law?

        Yes [ ]    No [X]

        If yes, please attach a copy of each application.

6. Will the Facility make a "Part B" Application (or Operation Plan) for a TSD facility permit under RCRA or any similar state or local Law with any Government Agency?

        Yes [ ]    No [X]

7. Will there be any "interim status" or final permit issued by any Governmental Agency authorizing the Facility to treat, store or dispose of Hazardous Material waste?

        Yes [ ]    No [X]

8. Has any facility or operator of any previous Facility received from any governmental agency, a letter identifying it as a "potentially responsible party" in a Hazardous material clean-up proceeding?

        Yes [ ]    No [X]

        If yes, please describe fully:

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

9. Has the Company received from any Governmental Agency any notice of violation of a Hazardous Material Law?

        Yes [ ]    No [X]

        If yes, describe fully:

        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------
        ------------------------------------------------------------------------

                                    EXHIBIT C

                            Form of Letter of Credit

                        (Letterhead and Address of Bank)

Milpitas Oak Creek Delaware, Inc.
c/o GSIC Realty Corporation
255 Shoreline Drive, Suite 600
Redwood City, California 94065

        Re: Clean Irrevocable Standby Letter of Credit
            No. _______________________

Gentlemen:

We hereby establish our Clean Irrevocable Standby Letter of Credit No. _________________ in your favor for the account of ("Tenant") in the aggregate amount of ______________________ ($___________________).

You may draw upon such Letter of Credit at sight at the above address or any of our other offices on or before ____________________________, _____, or such annual anniversary thereof to which such date may be extended as provided herein. This Letter of Credit shall be automatically extended without amendment for ________________ one year periods, unless at least thirty (30) days prior to the present or any future expiration date, we shall notify you by certified mail that we elect not to renew this Letter of Credit (such notice to be deemed given when received by you). Upon receipt of such notice, you may draw upon this Letter of Credit as provided herein.

You may draw upon this Letter of Credit upon the presentation of your draft, executed by an officer, member, manager, co-manager or general partner of your company, or of its manager, co-manager or general partner, accompanied by his/her written statement that you are entitled to draw down the same. We will honor the same without requiring anything further of any party or person and regardless of any contrary claims, demands or instruction. You may make partial drawings not to exceed in the aggregate the foregoing amount.

This Letter of Credit is binding upon, and shall inure to the benefit of, the parties and their successors and assigns (without limitation as to the number of times this Letter of Credit may be transferred. This Letter of Credit sets forth our entire undertaking, and shall not be modified, amended or expanded by reference to any other document, instrument or agreement. Except to the extent expressly inconsistent therewith, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revisions), International Chamber of Commerce Publication 500, and the Uniform Commercial Code as adopted in the State in which this Bank is located, as the same may be revised from time to time. In the event of conflict between the Uniform Customs and Practice and the Uniform Commercial Code, the latter shall govern and control.

                                         (Name of Bank)
                                         By:
                                            ------------------------------------
                                            Vice President

                                    EXHIBIT D

                                 Landlord's Work

1.      All carpeted areas shampooed.

2. All uncarpeted office floors cleaned and waxed, with any excess wax build-up first properly removed.

3. Warehouse floor areas cleaned of oils, fluids and other foreign materials, broom swept, and clean of all trash and materials.

4. Interior walls clean or repainted and any holes properly and permanently patched.

5.      Power wash all exterior surfaces.

6.      All interior and exterior lights and bulbs operational.

7.      All exhaust, ceiling and overhead fans operational.

8. Disconnect, cap or terminate all electrical, plumbing and other utilities which are terminated according to applicable building codes and all other governmental requirements.

9. Remove to the original panel all electrical and telecommunications conduit and wiring installed by or for the prior tenant specifically for such tenant's equipment (if Landlord so elects).

10.     Overhead interior and exterior doors operational and in good condition.

11.     Any bolts secured to the floor cut off flush and seated with epoxy.

12.     Warehouse fencing or partitions removed (if Landlord so elects).

13.     All furniture, trash and debris removed.

14. Remove all signs and pictures, posters, signage, stickers and all similar items of the prior tenant and any other prior occupant of the Premises from all walls, windows, doors and all other interior and exterior surfaces of the Premises.

15. All computer cable and conduit installed by or for the prior tenant removed to point of origin.

16. All windows and miscellaneous hardware operational and in good condition.

17. All heating, air conditioning and mechanical systems and equipment operational and in good condition.

18. Ceiling tiles, grid, light lenses, air grills and diffusers in place with no holes or significant stains.

19.     No broken windows or other glass items.

20.     Bathroom walls, floors, and fixtures clean and in good condition.

21. All plumbing fixtures intact, operational, free of leaks and in good condition.

22.     All gutters and downspouts undamaged and operational.

23.     The roof membrane in good condition and repair.

24.     All lawn sprinkler equipment operational with no water leaks.

25.     All plants, trees and shrubbery intact and healthy.

26.     All lawns recently mowed and edged, and shrubbery trimmed.

27. The parking lot and all paved areas free of cracks, sealed and striped, and otherwise in good condition and repair.

Items 1-23, inclusive, shall be performed only in that portion of the Premises comprising the Other Subtenant's Sublease Space, as defined in Article 2.C of the Lease; items 24-27, inclusive, shall be performed in the entirety of the Premises.

                                    EXHIBIT E

                          PREMISES CONDITION MEMORANDUM


THIS PREMISES CONDITION MEMORANDUM ("Memorandum") is made as of the ___ day of _____________________, 1998, by and between MILPITAS OAK CREEK DELAWARE, INC. ("Landlord") and MAXTOR CORPORATION, a Delaware corporation ("Tenant").

        1. Landlord and Tenant are parties to that certain lease dated as of February 23, 1998 (herein referred to as the "Lease") for premises ("Premises") located at 510 and 530 Cottonwood Drive, Milpitas, California, and mutually desire to enter this Memorandum confirming certain matters relating to the Lease.

        2. All items of Landlord's Work as described in Article 8.1 of the Lease have been completed satisfactorily, the Premises are tenantable and suitable for the permitted use under the Lease and the Premises are satisfactory in all respects.

        3. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

                                   LANDLORD: MILPITAS OAK CREEK DELAWARE, INC.,
                                             a Delaware corporation


                                              BY:
                                                 -------------------------------

                                              ITS:
                                                  ------------------------------


                                              BY:
                                                 -------------------------------

                                              ITS:
                                                  ------------------------------

                                   TENANT:   MAXTOR CORPORATION,
                                             a Delaware corporation


                                             BY:
                                                --------------------------------

                                             NAME TYPED:
                                                        ------------------------

                                             TITLE:
                                                    ----------------------------

(9) OVERLOADING FLOORS. Tenant shall not overload any floor or part thereof in the Premises.

(10) GOING-OUT-OF-BUSINESS SALES AND AUCTIONS. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises.

(11) [INTENTIONALLY OMITTED]

(12) PROHIBITED ACTIVITIES. Tenant shall not: (i) use strobe or flashing lights in or on the Premises or in any signs therefor, (ii) operate any loudspeaker, television set, phonograph, radio, or other musical or sound producing instrument or device so as to be heard outside the Premises, (iii) operate any electrical or other device which interferes with or impairs radio, television, microwave, or other broadcasting or reception elsewhere, (iv) make or permit objectionable noise, vibration or odor to emanate from the Premises or any equipment serving the same, (v) do or permit anything in or about the Premises that is unlawful, immoral, obscene, pornographic, or which tends to create or maintain a nuisance.

(13) RESPONSIBILITY FOR COMPLIANCE. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant, any other occupant of the Premises, and their respective agents, employees, invitees, Transferees and contractors.

(14) CONDITION AT EXPIRATION OR TERMINATION. Upon expiration or earlier termination of this Lease, in addition to the requirements under Article 23 of this Lease, Tenant shall ensure that:

        1.  All carpeted areas are shampooed.

        2. All uncarpeted office floors are cleaned and waxed, with any excess wax build-up first properly removed.

        3. Warehouse floor areas are cleaned of oils, fluids and other foreign materials, broom swept, and clean of all trash and materials.

        4. Interior walls are clean or repainted and any holes are properly and permanently patched.

        5.  Power wash all exterior surfaces.

        6.  All interior and exterior lights and bulbs are operational.

        7.  All exhaust, ceiling and overhead fans are operational.

        8. All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

        9. All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant's equipment is removed to the originating panel if Landlord so requires.

        10. Overhead interior and exterior doors are operational and in good condition.

        11. Any bolts secured to the floor are cut off flush and sealed with epoxy.

        12. Warehouse fencing or partitions are removed if Landlord so requires.

        13. All furniture, trash and debris are removed.

        14. All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises where Landlord permitted installation.

        15. All computer cable and conduit installed by or for Tenant is removed to point of origin.

        16. All windows and miscellaneous hardware are operational and in good condition.

        17. All heating, air conditioning and mechanical systems and equipment are operational and in good condition.

        18. Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or significant stains.

        19. There are no broken windows or other glass items.

        20. Bathroom walls, floors, and fixtures are clean and in good condition.

        21. All plumbing fixtures are intact, operational, free of leaks and in good condition.

        22. All gutters and downspouts are undamaged and operational.

        23. All lawn sprinkler equipment is operational with no water leaks.

        24. All plants, trees and shrubbery are intact and healthy.

        25. All lawns have recently been mowed and edged, and shrubbery trimmed.

        26. The roof is in good condition and repair (in accordance with NRCA guidelines) with no apparent leaks.

        27. All keys to all locks to or within the Premises, any key cards and parking stickers, the combination to any vaults that Landlord permits or requires Tenant to leave on the Premises, all plans and specifications for all leasehold improvements made to the Premises, and all reports, studies and other materials relating to Hazardous Materials that were even on the Premises, shall be turned over to Landlord.

        28. The parking lot and all paved areas are free of cracks, sealed and striped and otherwise in good condition and repair.

                                        STANDBY LETTER OF CREDIT NO. MS1092158
                                        DATE OF ISSUE:  JANUARY 29, 1998

ISSUING BANK:                           APPLICANT:
FLEET NATIONAL BANK                     MAXTOR CORPORATION
A MEMBER FLEET FINANCIAL GROUP          510 COTTONWOOD DRIVE
P.O. BOX 2197, MA ML SFTINT             MILPITAS, CA  95035
BOSTON MA 02106-2197                    ATTN:  GLEN HAUBL

                                        BENEFICIARY:
                                        MILPITAS OAK CREEK DELAWARE, INC.
                                        C/O GSIC REALITY CORPORATION
                                        255 SHORELINE ROAD, SUITE 600
                                        REDWOOD CITY, CA 94065

                                        AMOUNT/CURRENCY:
                                        UP TO USD 500,000.00
                                        UP TO FIVE HUNDRED THOUSAND AND
                                        00/100'S US DOLLARS

                                        DATE AND PLACE OF EXPIRY:
                                        JANUARY 29, 1999 AT OUR COUNTERS


WE HEREBY OPEN OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER MS1092158 IN YOUR FAVOR.

CREDIT AVAILABLE WITH FLEET NATIONAL BANK BY PAYMENT OF YOUR DRAFT(S) AT SIGHT DRAWN ON FLEET NATIONAL BANK.

DRAFTS MUST BE ACCOMPANIED BY:

THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT(S) FOR PERIOD(S) OF ONE YEAR EACH FROM ITS CURRENT OR ANY FUTURE EXPIRATION DATE(S) UNLESS, AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE, WE NOTIFY YOU IN WRITING BY REGISTERED MAIL THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY ADDITIONAL PERIOD.

PARTIAL DRAWINGS ARE ALLOWED

THE NUMBER AND DATE OF THE CREDIT AND THE NAME OF OUR BANK MUST BE QUOTED ON ALL DRAFT(S) REQUIRED.

                                                                         PAGE: 2

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:  MS1092158

EACH DRAFT PRESENTED HEREUNDER MUST BE ACCOMPANIED BY THIS ORIGINAL CREDIT FOR OUR ENDORSEMENT THEREON OF THE AMOUNT OF SUCH DRAFT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF
ARTICLE 48 OF THE UNIFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF
ARTICLE 48 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 AND THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK EXCEPT IN THAT THIS LETTER OF CREDIT MAY BE TRANSFERRED ONE OR MORE TIMES WITHOUT LIMITATION.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND SUBJECT TO YOUR PAYMENT OF OUR CUSTOMARY TRANSFER CHARGES OF 1/4 OF 1% MINIMUM $150.00.

COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NUMBER 500) AND THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK (AS THE SAME MAY BE REVISED FROM TIME TO TIME). IN THE EVENT OF CONFLICT BETWEEN THE UNIFORM CUSTOMS AND PRACTICE AND THE UNIFORM COMMERCIAL CODE, THE LATTER SHALL GOVERN AND CONTROL.

                                            /s/ Authorized Signatory
                                            ------------------------------------
                                            AUTHORIZED SIGNATURE


                       THIS DOCUMENT CONSISTS OF 2 PAGE(S)

FLEET NATIONAL BANK
FLEET PENNSYLVANIA SERVICES, INC.
1 FLEET WAY
SCRANTON, PA  18507-1999
TRADE SERVICES DEPT.-STANDBY UNIT

                                                       Date ____________________

RE: Credit Issued by Fleet National Bank
Letter of Credit Number ________________________


Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

--------------------------------------------------------------------------------
                              (Name of Transferee)

--------------------------------------------------------------------------------
                                    (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights to the undersigned beneficiary in such Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as Beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of such Letter of Credit is returned herewith and we ask you to endorse the transfer on the reverse thereof and forward it directly to the Transferee with your customary notice of transfer.

Enclosed is remittance to $________________ in payment of your transfer commission and in addition thereto we agree to pay to you on demand any expenses which may be incurred by you in connection with this transfer.

SIGNATURE AUTHENTICATED                          Very truly yours,


-------------------------------    ---------------------------------------------
            (Bank)                           (Signature of Beneficiary)

------------------------------
    (Authorized Signature)

                                  RECORDKEEPING
               (Uniform Hazardous Materials Business Plan Module)


All facilities which handle hazardous materials must maintain records associated with their management. A summary of your recordkeeping procedures is a required module of the Uniform Hazardous Materials Business Plan (HMBP). A blank summary has been provided below for you to complete and submit if you do not already have such a document. If you already have a brief written description of your hazardous materials recordkeeping systems which addresses all subjects covered below, you are not required to complete this page, but you must include a copy of your existing document as part of your HMBP.

Check all boxes which apply. The following records are maintained at the facility. [Note: Items marked with an asterisk (*) are required]:

------------------------------------------------------------------------------------------------------------------------
[X] Current employees' training records (to be retained until closure of the facility) *
------------------------------------------------------------------------------------------------------------------------
[X] Former employees' training records (to be retained at least three years after termination of employment) *
------------------------------------------------------------------------------------------------------------------------
[X] Training Program(s) (i.e., written description of introductory and continuing training) *
------------------------------------------------------------------------------------------------------------------------
[X] Current copy of this Emergency Response/Contingency Plan *
------------------------------------------------------------------------------------------------------------------------
[X] Record of recordable/reportable hazardous material/waste releases *
------------------------------------------------------------------------------------------------------------------------
[X] Record of hazardous material/waste storage area inspections *
------------------------------------------------------------------------------------------------------------------------
[X] Record of hazardous waste tank daily inspections *
------------------------------------------------------------------------------------------------------------------------
[X] Description and documentation of facility emergency response drills
------------------------------------------------------------------------------------------------------------------------

Note: The above list of records does not necessarily identify every type of record required to be maintained by the facility.

A copy of the Inspection Check Sheet(s) or Log(s) used in conjunction with required routine self-inspections of your facility must be submitted with your HMBP. (Exception: Attached, you will find a Uniform Monitoring Inspection Log sheet which you may use if you do not already have your own form. If you use the example provided, you do not need to attach a copy.)

Check the appropriate box:

-------------------------------------------------------------------------------------------------------------------------
[X] We will use the Uniform Monitoring Inspection Log Sheet to document inspections.
-------------------------------------------------------------------------------------------------------------------------
[ ] We will use our own documents to record inspections.  A blank copy of each document used is attached to this HMBP.
-------------------------------------------------------------------------------------------------------------------------

            ABOVEGROUND SEPARATION, CONTAINMENT, AND MONITORING PLAN
             (Appendix to Uniform Hazardous Materials Business Plan)


Complete one column for each aboveground storage area shown on the Uniform Hazardous Materials Business Plan Storage Map(s). Write the appropriate location code in the box provided at the top of each column, then moving down the column, check all boxes which apply to that location. Make additional copies of this page if needed.

------------------------------------------------------------------------------------------------------------------------------------
Location Code               RM-168
------------------------------------------------------------------------------------------------------------------------------------
Storage           [X] Inside building  [ ] Inside building         [ ] Inside building  [ ] Inside building  [ ] Inside building
Type              [ ] Outside          [ ] Outside                 [ ] Outside          [ ] Outside          [ ] Outside
                  storage shed         storage shed                    storage shed         storage shed     storage shed
                  [ ] Outdoors         [ ] Outdoors                [ ] Outdoors         [ ] Outdoors         [ ] Outdoors
------------------------------------------------------------------------------------------------------------------------------------
Primary           [X] Original         [ ] Original                [ ] Original         [ ] Original         [ ] Original
Containment       containers           containers                  containers           containers           containers
                  [ ] Safety cans      [ ] Safety cans             [ ] Safety cans      [ ] Safety cans      [ ] Safety cans
                  [ ] Inside           [ ] Inside                  [ ] Inside           [ ] Inside           [ ] Inside
                  machinery            machinery                   machinery            machinery            machinery
                  [ ] Drums/barrels    [ ] Drums/barrels           [ ] Drums/barrels    [ ] Drums/barrels    [ ] Drums/barrels
                  [X] Pressure         [ ] Pressure                [ ] Pressure         [ ] Pressure         [ ] Pressure
                  vessels              vessels                     vessels              vessels              vessels
                  [ ] Bulk tanks       [ ] Bulk tanks              [ ] Bulk tanks       [ ] Bulk tanks       [ ] Bulk tanks
                  [X] Aboveground      [ ] Aboveground             [ ] Aboveground      [ ] Aboveground      [ ] Aboveground
                  piping               piping                      piping               piping               piping
                  [ ] Other            [ ] Other                   [ ] Other            [ ] Other            [ ] Other
------------------------------------------------------------------------------------------------------------------------------------
Secondary         [X] Approved         [ ] Approved                [ ] Approved         [ ] Approved         [ ] Approved
Containment       cabinets             cabinets                    cabinets             cabinets             cabinets
                  [ ] Secondary drum   [ ] Secondary drum          [ ] Secondary drum   [ ] Secondary drum   [ ] Secondary drum
                  [X] Tray             [ ] Tray                    [ ] Tray             [ ] Tray             [ ] Tray
                  [ ] _____ & coated   [ ] _____ & coated          [ ] _____ & coated   [ ] _____ & coated   [ ] _____ & coated
                  floor                floor                       floor                floor                floor
                  [ ] Tank vault       [ ] Tank vault              [ ] Tank vault       [ ] Tank vault       [ ] Tank vault
                  [ ] Secondary        [ ] Secondary               [ ] Secondary        [ ] Secondary        [ ] Secondary
                  piping or piping     piping or piping            piping or piping     piping or piping     piping or piping
                  trench               trench                      trench               trench               trench
                  [ ] Other            [ ] Other                   [ ] Other            [ ] Other            [ ] Other
------------------------------------------------------------------------------------------------------------------------------------
Separation        [ ] All materials    [ ] All materials           [ ] All materials    [ ] All materials    [ ] All materials
                  compatible           compatible                  compatible           compatible           compatible
                  [ ] One-hour         [ ] One-hour                [ ] One-hour         [ ] One-hour         [ ] One-hour
                  separation           separation                  separation           separation           separation
                  wall/partition       wall/partition              wall/partition       wall/partition       wall/partition
                  [ ] Separation by    [ ] Separation by           [ ] Separation by    [ ] Separation by    [ ] Separation by
                  at least 20 feet     at least 20 feet            at least 20 feet     at least 20 feet     at least 20 feet
                  [X] Approved         [ ] Approved                [ ] Approved         [ ] Approved         [ ] Approved
                  cabinets             cabinets                    cabinets             cabinets             cabinets
                  [ ] Other            [ ] Other                   [ ] Other            [ ] Other            [ ] Other
------------------------------------------------------------------------------------------------------------------------------------
Monitoring Type   [X] Visual           [ ] Visual                  [ ] Visual           [ ] Visual           [ ] Visual
                  [ ] Continuous       [ ] Continuous              [ ] Continuous       [ ] Continuous       [ ] Continuous
                  (automatic sensors)  (automatic sensors)         (automatic sensors)  (automatic sensors)  (automatic sensors)
                  [ ] Other            [ ] Other                   [ ] Other            [ ] Other            [ ] Other
------------------------------------------------------------------------------------------------------------------------------------
Monitoring        [ ] Daily            [ ] Daily                   [ ] Daily            [ ] Daily            [ ] Daily
Frequency         [X] Weekly           [ ] Weekly                  [ ] Weekly           [ ] Weekly           [ ] Weekly
                  [ ] Monthly          [ ] Monthly                 [ ] Monthly          [ ] Monthly          [ ] Monthly
                  [ ] Other            [ ] Other                   [ ] Other            [ ] Other            [ ] Other
------------------------------------------------------------------------------------------------------------------------------------

Describe the location, type, manufacturer's specifications (if applicable) and suitability of any monitoring methods used other than visual monitoring:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

MAXTOR CORPORATION

--------------------------------------------------------------------------------

Employee Chemical Safety & Training Program

--------------------------------------------------------------------------------





                                                                    Prepared By:
                                                 Integrated Engineering Services
                                                                    January 1997

TABLE OF CONTENTS

1.  Introduction

2.  Emergency Evacuation Procedures

3.  Emergency Procedures

4.  Hazard Communications Program

5.  Injury & Illness Prevention Plan

6.  Fire Safety

7.  Electrical Safety

8.  Hazardous Material Properties

9.  Paths of Exposure

10. Hazardous Materials Classifications

11. Hazardous Identification Signs

12. Chemical Storage, Handling & Disposal

13. General Safety Rules

14. Responsible Agencies

1. Introduction

It is our company policy to provide a safe workplace, we intend to accomplish this through:

           o         Employee Training

           o         Written Programs

           o         Standard Operating Procedures

           o         Emergency Preparedness

           o         Engineering Controls

           o         Employee Feedback



                     This program will be made available upon request to employees, their designated representatives, and Cal/OSHA Officials. A written copy of this Hazard Communications Program including chemical inventory, and Material Safety Data Sheets will be kept on site and is located at:



                     Facilities Engineering Office

                     Location of Hazard Communications Program



                     A key aspect in making this program successful will be identifying individuals whom have responsibility for implementing, managing, and updating this program. The following individual(s) will be our company's HazCom Program Manager(s):



                     Naglaa Tahoun

                     Primary Hazcom Program Manager



                     Jeanne Wagner

                     Alternate Hazcom Program Manager

2. Emergency Evacuation Procedures

1.         Building or Areas will be evacuated in the event of:

           o         Major Fire, Hazardous Materials Fire or Explosion

           o         Chemical, Gas, or Odor Release

           o         Major Earthquake

           o         Power Outage

           o         Bomb Threat

           o         Hostage or Shooting Incident

2.         Evacuation can be announced by:

           o         Fire Alarm

           o         Bull Horn

           o         Voice Command

3. In the event of evacuation all persons are to evacuate immediately through the nearest safe exit and follow company evacuation procedures.

4.         No person shall leave until a roll call is taken.

5. After building is safely evacuated proper agencies must be contacted. The following is a list of agencies that may need to be contacted:

           o         Fire Department                          911

           o         Police Department                        911

           o         State Office of Emergency Services       1-800-852-7550

           o         Cal/OSHA                                 1-415-972-8515

EAP - EMERGENCY ASSY. POINT.



GO TO THE NUMBERED EAP POINT,
1 THRU 5 IN THE PARKING LOT,
THAT CORRESPONDS WITH
THE SECTION NUMBER ASSIGNED
TO THE BUILDING THAT YOU ARE
LOCATED, AT THE TIME OF THE
EMERGENCY.



                                  (INSERT MAP)

                                  (INSERT MAP)







                                     Maxtor

                                 510 Cottonwood

                                   First Floor

                                  (INSERT MAP)







                                     MAXTOR

                                 510 Cottonwood

                                  Second Floor

3.         Emergency Procedures

1.         Fire or explosion:

           o Minor Fire: evacuate area, extinguish (trained personnel only), notify site supervisor as soon as conditions permit

           o          Major Fire, Hazardous Materials Fire or Explosion:
                      evacuate, alarm, 911, evacuation procedure

2.         Chemical Spill or Release:

           o          Evacuate immediate danger area, assume worst case

           o          Check for human injuries - Call 911 if there are any

           o Notify Emergency Response Team - if unavailable act as stay on scene and act as coordinator

           o          If spill is not safe to clean up call 911 immediately

           o If safe to do so, stay on scene to relate any pertinent information to emergency responders

           o If spill is easily and safely cleaned up, have a trained individual clean it up

           o Make sure whomever performs clean-up, follows proper procedures, including use of personal protective equipment

           o          If conditions permit, keep a written record of events

3.         Earthquake:

           o          Avoid areas where chemicals are stored or used

           o          Seek protection under tables

           o          Determine whether evacuation is necessary

           o          Report any injuries immediately

4.         Injury:

           o          Know location of emergency equipment, first aid, etc.

           o          Treatable injury vs. Emergency situations

           o          Serious or Emergency Injuries call 911

           o          Notify Supervisor as soon as conditions permit

           o Report all injuries to site supervisor regardless of magnitude

           o In cases of blood exposure notify site supervisor immediately of hazard. Never attempt to clean up any spilled blood.

           o          Bloodborne Hazards - AIDS, Hepatitis B, etc.

4.         Hazard Communications Program

1.         Overview

           o          Required under California Code of Regulations Title 8
                      Section 5194 to inform employees of chemical hazards.

           o The Hazard Communication Program is designed to transmit information to employees regarding the physical and health hazards of materials used in the workplace.

           o The Program consists of three basic concepts: labeling, Material Safety Data Sheets, and training.

           o          Location of Hazard Communications Binder.

           o          Name and telephone # of HazCom Program Manager.

2.         Labeling

           o          Containers are clearly labeled as to the contents

           o Appropriate physical and health hazard warnings are noted (Flammable, Corrosive, etc.)

           o          Name and Address of the manufacturer/importer are listed

3.         Secondary Containment

                      Secondary containers are any container, other than the original, in which materials are placed, whether for storage or use, including waste/disposal storage containers. Secondary Containers must be labeled before any chemicals are transferred into them. Labels must have chemical trade or common name, and hazard warnings.

4.         Material Safety Data Sheets

           o Any chemical used or stored at facility must have a MSDS filed in the Hazard Communications Program Binder.

           o If a MSDS is incomplete or missing, one shall be requested within 7 days in writing. If one is not received within 25 days Cal/OSHA must be notified, in writing.

           o          All MSDS's must contain information on the following:

                      1.         Chemical Identity (chemical & common names)

                      2.         Chemical ingredients

                      3.         Primary route(s) of exposure

                      4.         Physical and Chemical Characteristics

                      5.         Fire and Explosion Hazards Data

                      6.         Health Hazards Data, including exposure
                                 symptoms

                      7.         Reactivity Hazard Data

                      8.         Special Hazards Data

                      9.         OSHA and other permissible exposure limits
                                 (PEL's)

                      10.        Whether or not the material is a known
                                 carcinogen

                      11.        Safe handling precautions or control measures

                      12.        Emergency and First Aid Procedures

                      13. Name, Address, and telephone number of the MSDS supplier, and date of MSDS.

           o MSDS's shall be retained by employer for at least thirty years after the discontinuation date.

5.         Employee Training -- Training shall be conducted

           o          Upon implementation of this program

           o Whenever a new hazard is introduced (new chemical or procedure)

           o Within 30 days of employer receiving an updated MSDS containing information indicating a significant increased risk or changes in the use of personal protective equipment.

           o          Before a new employee begins work

6.         Hazardous Non-Routine Tasks

           Examples of hazardous non-routine tasks include building or tool maintenance, spill clean-up, etc.

           Employees shall not perform any non-routine tasks unless they have been specifically trained at the task. Employees shall be given information by their supervisor about hazards they may be exposed to during such a task. This information shall include:

           1.        Specific Hazards

           2.        Protective/Safety Hazards

           3. Measures the company has taken to reduce hazards, ventilation, engineering controls, etc.

7.         Unlabeled Pipes, equipment, etc.

           It is our policy to label all pipes, containers, sinks, tools, etc. with the contents, but if for any reason a task does involve an unlabeled (or illegibly labeled) piece of equipment, pipe, container, etc. it shall be treated as a hazardous non-routine task.

8.         Informing Contractors

           To ensure that contractors work safely at our facility, it is the contractors contact persons responsibility to ensure that the contractor is aware of the hazardous operations and substances that they will be working around or with. Contractors shall be provided with the following information:

           1.        Hazardous substances to which they may be exposed to

           2. Precautions that the employees may take to lessen the possibility of exposure to hazardous substances.

           3.        The location/availability of our Hazard Communications
                     Program

           4.        The name/availability of our HazCom Program Manager

5.         Injury & Illness Prevention Program

Under federal law this company is required to have an Injury & Illness Prevention Program (IIPP). The IIPP is written program for identifying, evaluating, and preventing occupational injury & illness. There are four main aspects to this program:

1.   Investigation of all accidents, injuries, and illness on the job site.

2. Documentation and reporting of these injuries and illnesses. Cal/OSHA form 200 "Log of Occupational Injuries and Illness

3.   Periodic inspections of the workplace and workstations

4.   A system to allow for employee feedback and hazard identification

5.   Employee training - General safety, IIPP, etc.

                                     MAXTOR

                            ACCIDENT/INJURY REPORT

                  COMPLETE IMMEDIATELY AND FORWARD TO SECURITY
                                 WITHIN 24 HOURS


Injured Employee ___________________________ Emp. No.: _________ Dept.__________

Job Title __________________Regular _____________  Temp _________  Agency ______

Dept. No. ______________ Ext. # _________________Supervisor/Ext. _______________

Date of injury _______________  Time of day _____________  a.m._____  p.m. _____

INJURED EMPLOYEE ADDRESS _______________________________________________________

(Street, Apt. No., City, State, Zip)____________________________________________

Phone (   ) ___________________ S.S.#____-_____-_____  DOH______________________

Date of hire _____________Date of birth ____________Average O/T hr./wk. ________

Where did injury occur?  (bldg.)  510  2191  2121 (circle one)

If offsite Address: ____________________________________________________________

What was the employee doing when Injured? Be specific. Identify tools, or any other equipment that the employee was using.____________________________________

________________________________________________________________________________

________________________________________________________________________________

How did the accident occur? Describe the events that resulted in injury. Tell what happened and how it happened.

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                               (EMERGENCY MEDICAL)

                                       MAP

7.   Electrical Safety

1.   Do not use extension cords for fixed equipment.

2.   Do not use multiple extension cords or "power strips" in a single outlet.

3.   Do not use flammable liquids within 3 feet of an outlet.

4. Always turn off electricity to equipment or electrical circuits before performing maintenance.

5. Keep machine guards in place and maintain safety interlocks in operable condition at all times. Shut down machines when adjusting, clearing jams, changing parts or cartridges.

6. Use only electrical extension cords which are in good condition, have an intact ground wire and are of the proper gauge for the service.



                                     [Safety

                                 Lockout/Tagout

                                     Center]

8.   Hazardous Materials Properties

Density/Specific Gravity

Vapor density is an indicator of whether high concentrations of vapor will sink to low areas or float and be dispersed. Materials with a specific gravity less than 1 tend to sink. However, mechanical ventilation generally overcomes gravity, followed by diffusion.

Vapor Pressure

Will indicate the relative rate that vapors evaporate which may affect the amount of flammable vapors present or indicate the relative risk of an inhalation hazard.

Flammable Range

In order to burn, the concentration of flammable vapor or gas must be between the LEL and UEL. Examples:

           Chemical               LEL               UEL
           --------               ---               ---
           Hydrogen               4.0%              80.0%
           Acetone                2.6%              12.8%
           Methanol               6.7%              36.0%

Flash Point

The minimum temperature at which a liquid gives off enough vapor to form an ignitable mixture with air. The lower the flash point the greater the hazard. If a liquid has a flash point it must be considered a potential source of fuel.

Examples:

                     Chemical                       Flash Point (degree F)
                     --------                       -----------------------
                     Acetone                        -4
                     Methanol                       52

Corrosivity/pH

The pH scale ranges from 0 to 14, and is used as a measurement of a material's corrosive potential. A low pH indicates a strong acid. A high pH indicates a strong base. A pH less than 2 or greater than 10 is typically required to produce a corrosive reaction with skin tissue. However, for regulatory purposes, a corrosive is generally considered as a material with a pH that prohibits it from being discharged directly to the sanitary sewer (<6 or >10).

                       ACIDIC         NEUTRAL       BASIC
                       ----------------------------------
                       0 1 2 3 4 5 6 7 8 9 10 11 12 13 14

Toxicity

Toxicity is the ability of an agent to adversely effect an organism

Exposure is the amount of time or contact to a chemical

Risk = Exposure (dose) = As toxicity goes up required
       ---------------
           Toxicity      exposure to do harm goes down

Everything is toxic ... it is the DOSE that will kill you.

Example: Vaccines
A large dose of the small pox virus will kill you, but a small dose is a vaccine that will prevent the disease

Example: alpha-Bungarotoxin (Cobra Venom)
A small dose is a vaccine
A medium dose is a tranquilizer (still used for surgery) A large dose will kill you

Not all toxic effects take place immediately there are two different types of toxicity

Acute Toxicity is an immediate effect, i.e., if you inhale to much arsine you will die within minutes, if not seconds.

Chronic Toxicity is a delayed effect, i.e., Repeated exposure to xylenes can cause cancer 10 years from now.

Just because something does not make you immediately ill, it does not mean that it will not harm or kill you! Always take extreme care when working with chemicals. Always assume the worst case!

It is important to know and understand the toxicity and different health hazards of different chemicals in your workplace. Spilling some Hydrofluoric Acid on your arm is much different then spilling some Acetic Acid. You need to be aware of the different Hazardous properties of the chemicals you work with.

NOTE: Just as the dose or concentration is pertinent to toxicity it is also pertinent to other physical and health hazards also. For example: 95% Hydrogen in air is extremely flammable 2% Hydrogen in air is not even combustible 90% Benzoyl Peroxide is a highly unstable explosive 10% Benzoyl Peroxide you put on your face! (acne cream)

9.     Paths of Exposure

1.     Inhalation Exposure
       Inhalation or breathing through the lungs is the most important exposure route in the workplace since it enables chemicals, small particles, vapors or gases to travel into the blood stream quickly.

2.     Dermal Exposure
       When a worker's skin comes into contact with hazardous materials, two effects may occur - local and systemic. Local affects occur at the point of contact and may include:

       o Irritation - Many chemicals will cause an immediate reddening or rash upon contact.

       o Tissue Damage - Corrosive acids and bases may eat into the skin and cause tissue damage.

       o Allergic Reactions - Chemicals such as nickel, formaldehyde and isocyanates cause the skin to become hyper sensitive after repeated exposure.

Systemic (internal) effects may occur through absorption through the skin. Many solvents are readily absorbed through the skin into the bloodstream and travel to the kidney's, liver and nervous system.

3.      Ingestion

        Ingestion is normally typically encountered in one of two ways:

        o Swallowing dust or particulates that were filtered out in the upper respiratory tract.

        o   Unknowingly eating or drinking hazardous materials.

10.     Hazardous Materials Classification

        1. Flammable Materials (FL, FG, FS, CL) are gases, liquids, or solids that ignite easily and burn rapidly when exposed to a ignition source.

        2. Compressed Gases may be cryogenic, gaseous, dissolved in a carrier solvent, or liquefied compressed gases. They may have multiple hazard characteristics. Even an inert gas like nitrogen presents an asphyxiation hazard.

        3. Reactive Materials (PYRO, UR, -W-) are solid or liquid materials that may ignite spontaneously without an ignition source, under spontaneous reaction or are reactive with water.

        4. Oxidizers (OXY) are materials that evolve or generate oxygen at ambient conditions or when exposed to heat. They pose a significant fire hazard because they are fuel to the fire, large amounts of oxygen can cause explosive conditions.

        5. Corrosive Materials (COR, ACID, BASE) are materials that burn or damage skin on contact.

        6. Toxic & Highly-Toxic Materials (POISON, TOX, HT) are materials which in small quantities can cause death or adverse health effects.

        7. Radioactive Materials (alpha, gamma, beta emitters) are materials which undergo transformations in their atomic nuclei.

11.     Hazard Identification Signs


                                  NFPA Placards






                                Container Labels

12.     Chemical Storage, Handling & Disposal

1.      Storage Requirements

        o  All hazardous materials must be stored within secondary containment.

        o  All flammable liquids shall be stored within fire-rated cabinets.

        o  Materials shall only be stored in approved locations.

        o  Incompatible materials must be stored separately.

2.      Chemical Handling

Always use personal protective equipment, i.e.
gloves, glasses, respirators, etc. when handling hazardous materials.

1.      GLOVES: See MSDS for each chemical

2.      CLOTHING: See MSDS for each chemical

3. EYE PROTECTION: Splash proof chemical goggles and face shield shall be worn whenever a chemical splash hazard exists.

4. RESPIRATORY PROTECTION: Where potential exists for exposure over regulatory limits (see MSDS) respiratory protection is required. Note:
        Improper use of respirators is dangerous. Airborne exposure should be routinely evaluated, which may require periodic air sampling. Under OSHA, 1910.20 employees have a legal right to obtain copies of air sampling results from their employer.

        Respirators can only be used if employer has a written program that takes into account workplace conditions, and has requirements for training, respirator fit testing, and medical exams, as described in OSHA 1910.134.


Employees shall put on Protective Equipment BEFORE any work begins with hazardous chemicals.

Employees shall be trained in proper use of protective equipment.

Protective gear that could have been exposed to hazardous chemicals shall be washed thoroughly. Protective equipment shall be stored away form any contamination hazards.

Standard Operating Procedures shall be followed at all times.

INSERT HAZARDOUS MATERIAL INVENTORY STATEMENT same continued

        First Aid must be started within seconds of contact of any form

SKIN CONTACT

1. In the event of skin contact, immediately wash with water for at least 15 minutes. Preferably for 20-30 minutes, or until medical attention arrives. Contaminated clothing should be removed as quickly as possible while washing.

4. Scub well and pay special attention to fingernails, including underneath if exposure occurs.

5.   Seek medical attention IMMEDIATELY.

EYE CONTACT

1. Flush eyes immediately with water while eye-lids are held apart, continue for at least 15 minutes or until medical attention arrives.

2.   Medical attention should be sought immediately.

3. If ambulance service is not available, continue to flush while traveling, if possible.



If only one eye was exposed, take precautions while washing from exposing the other exposed eye.

INGESTION

1.   Always refer to MSDS for first aid response for chemical ingestion.

No food or drinks are allowed in areas containing chemicals.

SPILL RESPONSE

1.   Evacuate any untrained personnel.

2.   Protective equipment must be doned before attempting to clean up any spill.

3. Only persons wearing the appropriate personnel protection equipment are allowed in area while clean up is occurring.

4. Follow Company Standard Operating Procedures (SOP's) for Hydrofluoric Acid spill clean up.

5.   Contaminated materials shall be disposed of in accordance with SOP's

Take care to prevent spill from going down any drain.

                                      CHART



Emergency Response/Contingency Plan

2.         Waste Disposal Guidelines

           o     No hazardous materials shall be disposed of down the drains

           o Chemical wastes shall be collected in safety cans. In order to prevent hazardous chemical reactions safety cans will be labeled as to which materials can go in them.

Hazardous Waste

Flammable liquid containers must be properly bonded and grounded while transferring materials from one container to another.

                                      CHART

Faculty Address

13.        General Safety Rules

           o   Employees are expected to maintain good housekeeping.

           o Employees shall notify supervisor of any known hazards immediately.

           o All injuries shall be reported to supervisor as soon as conditions permit.

           o There shall be no unauthorized personnel in chemical storage and use areas without written approval.

           o   Emergency telephone number is 911.

           o No running, smoking, or horseplay is permitted anywhere in facility.

           o No chemicals are to be dumped onto land or down any sewer or storm drain.

           o Written approval must be received before Hotwork (any activity that generates heat, open flames and/or sparks) begins.

           o Whenever Hotwork occurs a designated person to provide fire watch must be provided during activity and for 1 hour after activity ceases.

14.        General Safety Rules

Environmental Protection Agency (EPA)

The EPA is a federal agency established in 1970. It is responsible for implementing and enforcing federal environmental laws and regulations such as the Clean Air Act, Clean Water Act, and Superfund Amendments and Reauthorization Act. Region IX (includes Bay Area) 415-744-1500

Department of Transportation (DOT)

The DOT is a federal agency which regulates the transportation of hazardous substances. Specific requirements are imposed on 16000 hazardous materials.

California Department of Health Services (DHS)
Department of Toxins Substance Control (DTSC) the DTSC is responsible for adopting and enforcing standards and regulations for the handling, treatment, storage, and disposal of hazardous waste 916-325-0806

Occupational Health and Safety Administration (OSHA)
The Federal (OSHA) and State (Cal/OSHA) agencies are responsible for regulating workplace hazards and protecting workers. Cal/OSHA Consultation Service 415-972-8515

Local Fire Department

Primary responsibility is for emergency fire and medical response.
However, also is responsible for the emergency response involving the release of hazardous materials. See local phone book.

Water Pollution Control Plant (POTW)
The wastewater treatment plant is a Publicly Owned Treatment Works
(POTW) and as such is responsible for the treatment of sanitary sewage. However, since they discharge to the bay, the POTW regulates the types and quantities of chemicals that can be discharged to the sanitary sewer.

Bay Area Air Quality Management District (BAAQMD)

The BAAQMD establishes air pollution standards and regulates the discharge and abatement of such pollutants. 415-771-6000

Safety Training Feedback

      please fill out, tear off, and return this sheet at the end of course

1.   Do you have a good idea of our safety policy?

2.   Were the printed materials adequate?

3.   Was the instructor generally effective?

4.   What aspects did you like the most?

5.   What aspects did you like the best?

6.   What aspects would you like to see covered more thoroughly?

7.   Overall how would you rate the course on a 1-10 scale?

8.   What would you do to make the course better?





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